Exhibit 4.5

SHARE PURCHASE AGREEMENT

by and among

CHINA KANGHUI HOLDINGS

CHANGZHOU KANGHUI MEDICAL INNOVATION CO., LTD.

GUARANTORS

and

INVESTORS

dated as of January 3, 2008

SCHEDULE A	GUARANTORS

SCHEDULE B	INVESTORS

SCHEDULE C	DISCLOSURE SCHEDULES

SCHEDULE D	CAPITALIZATION TABLE

SCHEDULE E	KEY EMPLOYEES

EXHIBIT A	RESTATED MEMORANDUM AND ARTICLES

EXHIBIT B	RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT C	SERIES B SHARE RESTRICTION AGREEMENT

EXHIBIT D	SERIES B RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

EXHIBIT E	MANAGEMENT RIGHTS LETTERS

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of January 3, 2008 by and among China Kanghui Holdings, an exempt company organized and existing under the Laws of the Cayman Islands (the “Company”); Changzhou Kanghui Medical Innovation Co., Ltd., a wholly foreign owned enterprise organized and existing under the Laws of the PRC (the “Domestic Entity”); each of the parties set forth in Schedule A (each a “Guarantor”, and collectively, “Guarantors”); SIG China Investments One, Ltd. (the “Lead Investor”), and each of other parties set forth in Schedule B (together with the Lead Investor, each an “Investor”, and collectively, the “Investors”).

RECITALS

WHEREAS, the Company is the sole legal and beneficial owner of all the equity interest in the registered capital of the Domestic Entity, which is engaged in the business of manufacturing and sales of medical devices and artificial organs (the “Principal Business”);

WHEREAS, the Investors seek to invest in the Company and to purchase the Series B Shares (as defined below) of the Company, and the Company desires to issue the Series B Shares to the Investors on terms and conditions set forth herein.

WHEREAS, the Investors and certain existing shareholders of the Company concurrently enter into a share purchase agreement (the “Common Share Purchase Agreement”), pursuant to which the Investors will purchase a certain number of Common Shares (as defined below) of the Company from such existing shareholders, upon the terms and subject to the conditions set forth in the Common Share Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Agreement, “control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Balance Sheet Date” means November 30, 2007.

“Company Group” means the Company, the Domestic Entity and their respective Subsidiaries from time to time.

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“Contract” means a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, purchasing arrangement and other legally binding arrangement, whether written, oral, express or implied.

“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Historical Financial Statements” means, collectively, the audited balance sheet of the Domestic Entity as of December 31, 2005 and December 31, 2006 and the unaudited balance sheet of the Domestic Entity as of the Balance Sheet Date as well as the audited income statement and cash flow statement of the Domestic Entity for the year ended December 31, 2006 and the unaudited income statement and cash flow statement of the Domestic Entity for the period ended the Balance Sheet Date, in each case prepared in accordance with the PRC GAAP.

“Intellectual Property” means any and all (i) patents, patent applications (including the right to file such application), and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term adjustments thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, websites, web pages and any part thereof, (v) technical information, proprietary information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, and any applications and registrations therefor (including the right to file such applications and registrations), (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor (including the right to file such applications and registrations), and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“Material Adverse Event” means any change, event or effect that (a) is or could be materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations, or prospects of any of the Company, the Domestic Entity, or their Subsidiaries individually or taken as a whole or (b) is or could materially impair the validity or enforceability of this Agreement against any Warrantor or (c) is or could materially adversely affect any Warrantor’s ability to perform its respective obligations under this Agreement, any Transaction Document or in connection with the transactions contemplated hereunder or thereunder.

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“Order” means any injunction, judgment, decree, order, ruling, assessment or writ of any Governmental or Regulatory Authority.

“Person” means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“PRC” means the People’s Republic of China but solely for the purposes of this Agreement and the other Transaction Documents excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and the island of Taiwan.

“PRC GAAP” means generally accepted accounting principles in the PRC applied on a consistent basis.

“Related Party” means each member or stockholder of the Company or of any member of the Company Group, each Affiliate of the Company or of any member of the Company Group, and each member of the immediate family of each of the foregoing that is an individual.

“Restated Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of the Company in substantially the form attached hereto as Exhibit A.

“Senior Manager” means, with respect to any member of the Company Group, the chief executive officer of such company and any member of management reporting directly to the board of directors or chief executive officer of such company.

“Subsidiary” means, with respect to any Person, any other Person directly or indirectly controlled by such Person.

“Transaction Documents” means this Agreement, the Restated Memorandum and Articles, the Restated Investors’ Rights Agreement, the Series B Right of First Refusal and Co-Sale Agreement the Series B Share Restriction Agreement and the Management Rights Letters.

“U.S. GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis.

2. Purchase and Sale of Shares

2.1 Purchase and Sale of Series B Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to sell and issue to each Investor, and each Investor (severally and not jointly) agrees to purchase, the number of the Company’s voting Series B convertible redeemable participating preferred shares, par value US$0.01 per share, indicated opposite such Investor’s name in Schedule B (“Series B Shares”), for the aggregate consideration indicated opposite such Investor’s name in Schedule B (the “Purchase Price”).

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2.2 Closing

(A) The consummation of the purchase and sale of the Series B Shares pursuant to Section 2.1 (the “Closing”) shall take place as soon as practicable after all conditions to the Closing under Sections 6 and 7 hereof have been waived or satisfied, remotely via the exchange of documents and signatures, or at such other time, on such other date and at such other location as is agreed by the parties in writing.

(B) At the Closing, the Company shall cause the Company’s share register to be updated to reflect the Series B Shares purchased by Investors and, as soon as possible thereafter, shall deliver to each Investor a certified copy of such updated share register together with certificates evidencing the Series B Shares.

(C) At the Closing, Investors shall deliver to the Company the Purchase Price by wire transfer of immediately available U.S. dollar funds to the bank account designated in writing by the Company at least ten (10) days prior to the Closing.

2.3 Performance Adjustment. Immediately upon the issue of the audited consolidated income statement of the Company Group for the year ended December 31, 2008 (the “2008 Income Statement”) prepared in accordance with the U.S. GAAP by an accounting firm agreed by the Investors and the Company and retained by the Company being one of the “Big-4” international accounting firms (the “Auditor”), if the Combined Net Earnings (as defined below) is less than US$16,000,000 (the “Target Combined Net Earnings”), the Investors shall have the right to effect the adjustment through one of the methods set forth in Sections 2.3(A) and (B) below at its own discretion:

(A) Adjustment to Conversion Price

Unless otherwise selected by the Investors in accordance with Section 2.3(B) below, the Series B Conversion Price (as defined in the Annex to the Restated Memorandum and Articles) shall be automatically adjusted downward (but not upward) to a price (calculated to the nearest one hundredth of a cent) determined in accordance with the following formula:

ACP = ICP x (APV-SP) / (IPV-SP)

For purpose of the foregoing formula, the following definitions shall apply: (1) ACP shall mean the Series B Conversion Price immediately after such adjustment; (2) ICP shall mean the Series B Conversion Price immediately prior to such adjustment; (3) APV shall mean the sum obtained by multiplying IPV by a fraction, the numerator of which shall be the Combined Net Earnings and the denominator of which shall be the Target Combined Net Earnings, but in no event shall APV be less than US$80,000,000; (4) SP shall mean the aggregate Purchase Price, i.e., US$27,500,000; and (5) IPV shall mean US$115,500,000.

(B) Adjustment to Purchase Price

If the Investors deliver a written notice to the Company within ten (10) days following the date on which the 2008 Income Statement is issued requesting the use of the adjustment method set forth in this Section 2.3(B), the Purchase Price of each Investor shall be adjusted downward (but not upward) to an amount determined in accordance with the following formula:

APP = (ICP-ACP) x NCS

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For purpose of the foregoing formula, the following definitions shall apply: (1) APP shall mean the adjusted amount of the relevant Purchase Price; (2) ICP and ACP shall be determined in accordance with the formula set forth in Section 2.3(A); and (3) NCS shall mean the number of the Company’s common shares, par value US$0.01 per share (“Common Shares”), issuable immediately prior to such adjustment upon the conversion of the Series B Shares held by such Investor.

The Company shall, within ten (10) days following the receipt of such written notice, out of funds legally available, refund the adjusted amount of the relevant Purchase Price to each Investor by wire transfer of immediately available U.S. dollar funds to the bank account designated by such Investor in such written notice. For the avoidance of doubt, if the Investors effect the adjustment under this Section 2.3(B), they shall not be entitled to the adjustment set forth in Section 2.3(A) and the Series B Original Issue Price (as defined in the Restated Memorandum and Articles) shall be adjusted accordingly.

(C) Certain Definitions Applicable to Section 2.3

“Net Earnings” of a company shall mean the consolidated and normalized positive profit after tax (excluding one-off, non-recurring and extraordinary items) attributable to the shareholders of such company, and non-recurring items shall mean profits from activities not related to the principal business of such company.

“Combined Net Earnings” shall mean the sum of the 2007 Net Earnings and the 2008 Net Earnings. The “2007 Net Earnings” shall mean the Net Earnings of the Company Group as determined from the audited consolidated income statement of the Company Group for the year ended December 31, 2007 prepared in accordance with the U.S. GAAP by the Auditor. The “2008 Net Earnings” shall mean the Net Earnings of the Company Group as determined from the 2008 Income Statement; provided that if the Company Group completes any acquisition, whose consideration shall only be made in cash (except for the acquisitions of Beijing Libeier Biology Engineering Research Institute and Changzhou Kangdi Medical Staplers Co., Ltd.), during year 2008, the Net Earnings of the acquired company for the full year of year 2008 shall be used in the calculation of the 2008 Net Earnings for the purpose of this Section 2.3. The Auditor shall determine the amount of the 2008 Net Earning when it issues the 2008 Income Statement.

2.4 Purchase of Common Shares. It is hereby acknowledged and agreed that the Investors will purchase from certain existing shareholders of the Company up to 910,939 Common Shares, concurrently at the Closing at US$8.3936 per share, in each case adjusted for share splits, share dividends, combinations, recapitalizations and similar events, with the aggregate purchase price of US$7,646,058, in accordance with the Common Share Purchase Agreement.

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3. Representations and Warranties of Warrantors. Each of the Guarantors, the Company and the Domestic Entity (each, a “Warrantor”) hereby jointly and severally represents and warrants to the Investors as follows, subject to such exceptions as may be set forth in the Disclosure Schedules attached to this Agreement as Schedule C (the “Disclosure Schedules”). Subject to the Disclosure Schedules, the representations and warranties made by the Warrantors in this Section 3 shall be true and correct as of the date of this Agreement and shall remain true and correct as of the Closing, except for representations and warranties made expressly as of another date, which representations and warranties shall be true and correct on and as of such date.

3.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the Laws of the Cayman Islands. The Domestic Entity is duly organized, validly existing and in good standing under the Laws of the PRC. Each member of the Company Group has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business, except where the failure to so qualify would not be a Material Adverse Event.

3.2 Capitalization

(A) Company

(1) The authorized capital of the Company as of the Closing shall have consisted of:

(a) 96,076,523 Common Shares, par value US$0.01 per share, of which 5,771,440 shares are duly and validly issued, fully paid, nonassessable, and outstanding and were issued in accordance with all applicable Laws, and 1,710,868 of which are reserved for issuance pursuant to an employees’ stock option plan of the Company to be approved by the board of directors of the Company (the “Board”) with the affirmative vote of the Series B Director (as defined below) as soon as practicable after the Closing (the “ESOP”).

(b) 3,923,477 preferred shares, par value US$0.01 per share, 1,317,316 of which are issued and outstanding, and designated as the Company’s voting Series A convertible redeemable participating preferred shares (“Series A Shares”), and 2,606,161 of which are designated as Series B Shares and will be sold to Investors pursuant to the terms of this Agreement. None of the Series B Shares is issued and outstanding immediately prior to the Closing. The rights, privileges, preferences and restrictions of Series A Shares and Series B Shares at the Closing are as stated in the Restated Memorandum and Articles.

The Capitalization Table attached hereto as Schedule D sets forth the complete and accurate capitalization of the Company both immediately prior to the Closing and as it shall exist immediately following the Closing, without taking the transactions contemplated in Section 2.4 into consideration.

(2) Except as set forth above, except for certain rights provided in this Agreement or any of the Transaction Documents or the ESOP, and except for the warrants issued to the holders of Series A Shares by the Company (the “Series A Warrants”) which shall not be exercised in full or partially and shall be duly terminated and cancelled without any further legal effect before the Closing, there are no outstanding options, securities, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company is not a party or subject to any agreement that affects or relates to the voting or giving of written consents with respect to any security of the Company.

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(3) The Common Shares available for future issuance under the ESOP shall be sufficient to meet the Company’s equity incentive needs for at least the twelve (12) month period following the Closing.

(B) Domestic Entity

(1) The registered capital of the Domestic Entity is RMB59,000,000, fully paid as of the date hereof. The Company is the sole record and beneficial owner of the registered capital of the Domestic Entity.

(2) There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), subscriptions, or other rights, proxy or stockholders agreements or contracts of any kind, either directly or indirectly, entitling the holder thereof to purchase or otherwise acquire or to compel the Domestic Entity to increase or decrease its registered capital.

3.3 Subsidiaries. Except as disclosed in Schedule 3.3 of the Disclosure Schedules, no member of the Company Group has any other Subsidiaries, or is a participant in any joint venture, partnership or other similar arrangement, or otherwise owns (directly or indirectly) any share or interest in any other Person.

3.4 Corporate Power and Authorization. Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All action on the part of each Warrantor (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, the performance of all obligations of each Warrantor thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery by the Company of the Series B Shares being sold hereunder has been taken or will be taken prior to the Closing. The Transaction Documents to which each Warrantor is a party have been duly executed and delivered by such Warrantor and constitute valid and legally binding obligations of such Warrantor, enforceable against such Warrantor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5 Valid Issuance of the Series B Shares. The Series B Shares that are being purchased by Investors under this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement will be duly and validly issued, fully paid, and non-assessable, and will be free of preemptive rights, rights of first refusal, and restrictions on transfer other than restrictions on transfer under the Transaction Documents.

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3.6 Books and Records. The material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other), results of operations, and assets and properties of the Company Group, each as supplied to Investors, are true, correct, complete and current in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. A copy of the true and correct member register of the Company as in effect immediately prior to the Closing is attached as Schedule 3.6 of the Disclosure Schedules.

3.7 Financial Condition

(A) There are no debts, liabilities, claims or other obligations owed by or against any member of the Company Group, whether accrued, absolute, contingent or otherwise and whether due or to become due, other than liabilities set forth in the Historical Financial Statements and other than liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date which, in the collective aggregate, do not exceed US$250,000 (or the equivalent thereof in another currency). No member of the Company Group is a guarantor of, or has provided security for, any indebtedness of any Person.

(B) Schedule 3.7 of the Disclosure Schedules sets forth the Historical Financial Statements, which are true and complete in all material respects.

(C) The Historical Financial Statements are true and correct in all material respects and a fair and accurate representation of the Domestic Entity’s present financial position as of the dates presented and the results of operations and changes in its financial position for the periods then ended, have been prepared in accordance with the books and records of the Domestic Entity, and have been prepared in accordance with PRC GAAP applied on a consistent basis throughout the periods involved, subject to normal year-end adjustments. The Company does not have any account and has not engaged in any transaction that would affect the Historical Financial Statements if they were prepared on a consolidated basis for the Company Group, except for standard normalization.

(D) All of the accounts receivable and notes receivable owing to the Company Group, including without limitation all accounts receivable and notes receivable set forth on the Historical Financial Statements, constitute valid and enforceable claims, and are good and collectible in the ordinary course of business, net of any reserves shown on the Historical Financial Statements (which reserves are adequate and were calculated on a basis consistent with PRC GAAP), and no further goods or services are required to be provided in order to complete the sales and to entitle the Company Group to collect in full. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to the Company Group to the actual knowledge of Guarantors.

3.8 Changes in Condition. Except as specifically contemplated by the Transaction Documents, since the Balance Sheet Date each member of the Company Group has operated its business and its assets in the ordinary course consistent with past practice, and furthermore:

(A) None of the members of the Company Group has entered into any transaction that was not in the ordinary course of business.

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(B) There has been no Material Adverse Event (individually or when separate events are taken together) with respect to any member of the Company Group or the Company Group taken as a whole.

(C) None of the members of the Company Group has incurred any obligation or liability except obligations or liabilities incurred in the ordinary course of business that do not exceed US$100,000 individually (or the equivalent thereof in another currency) or US$250,000 (or the equivalent thereof in another currency) in the collective aggregate.

(D) There has been no resignation or termination of employment of any Senior Manager of any member of the Company Group, and to Guarantors’ actual knowledge, there is no impending resignation or termination of employment of any Senior Manager of any member of the Company Group.

(E) There has been no labor dispute involving any member of the Company Group or any of its respective employees and, to Guarantors’ actual knowledge, none is pending or threatened.

(F) There has been no material change in any compensation arrangement or agreement with any employee of any member of the Company Group.

(G) There have been no loans or guarantees made by any member of the Company Group to or for the benefit of any Person, other than travel advances and other advances made to employees in the ordinary course of business.

(H) There has been no waiver by any member of the Company Group of a material right or debt owing to such member.

(I) No member of the Company Group has purchased, acquired, sold, leased, granted a security interest in, pledged, mortgaged, created a lien in, or otherwise transferred a material portion of any material asset, whether tangible or intangible, other than the sale of inventory in the ordinary course of business and other than the creation of liens for taxes not yet due or payable.

(J) There has been no material change to a Material Contract (as defined below), no member of the Company Group has entered or terminated a Material Contract, and there has been no change to the charter document of any member of the Company Group.

(K) There has been no declaration, setting aside or payment or other distribution in respect of any of the share capital of any member of the Company Group, or any direct or indirect redemption, purchase or other acquisition of any such share capital by any member of the Company Group.

(L) No member of the Company Group has incurred any indebtedness for money borrowed.

(M) There has been no agreement or commitment by any member of the Company Group to do any of the things described in this Section 3.8.

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3.9 Litigation. Except as set forth in Schedule 3.9 of the Disclosure Schedules, there is no action, proceeding, or investigation or legal, administrative, arbitral or other method of settling disputes or disagreement against any member of the Company Group, or any Warrantor in connection with his or her relationship with the Company Group, or, to the knowledge of Guarantors, against any employee, officer or director of any member of the Company Group in connection with their relationship with the Company Group, pending or, to Guarantors’ knowledge, threatened, or any basis therefor to Guarantors’ knowledge, including but not limited to any action, proceeding or investigation that questions the validity of the Transaction Documents, the right of any Warrantor to enter into the Transaction Documents to which such Warrantor is a party, the right of any Warrantor to consummate the transactions contemplated by such Transaction Documents, or that would result, either individually or in the aggregate, in any Material Adverse Event. There is no Order in effect against any member of the Company Group. There is no action, suit, proceeding, or investigation by any member of the Company Group currently pending or which any of them presently intends to initiate.

3.10 Title to Properties; Liens and Encumbrances. Each member of the Company Group solely owns or leases all properties and assets necessary to conduct its business and operations as presently conducted and proposed to be conducted. Each member of the Company Group has good and marketable title to all its properties and assets, both real, personal and intangible, including without limitation all properties and assets set forth on the Historical Financial Statements, and has good title to all its leasehold interests, in each case not being subject to any mortgage, pledge, lien, security interest, conditional sales agreement, encumbrance, or charge, other than: (a) liens for current taxes not yet due and payable and (b) liens and encumbrances which do not materially detract from the value of the property or materially impair the operations of such company. With respect to leased properties and assets, each member of the Company Group is in compliance in all material respects with all applicable leases. All properties and assets of each member of the Company Group are in a good state of repair and in good working condition other than any normal wear and tear. None of the assets of any member of the Company Group is a state-owned asset, and inasmuch, none of the assets of any member of the Company Group is required by applicable Law to undergo any form of valuation procedure prior to the consummation of the transactions contemplated by the Transaction Documents.

3.11 Proprietary Rights

(A) Each member of the Company Group owns or otherwise has the right or license to use all Intellectual Property material to do its business or prospects. Except as set forth in Schedule 3.11(A) of the Disclosure Schedules, no claims are currently being asserted against any member of the Company Group, nor is any member of the Company Group aware of any threatened claim or demand, by any other Person (i) challenging or questioning the Company Group’s validity, enforceability, ownership or use of any of the Intellectual Property owned or used by the Company Group or the validity or effectiveness of any license or similar agreement with respect thereto or (ii) alleging any interference, infringement, misappropriation or unfair competition or trade practices.

(B) Schedule 3.11(B) of the Disclosure Schedules sets forth a complete list of all registered or applied for patents, copyrights or trademarks of each member of the Company Group.

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(C) Each member of the Company Group has taken reasonable steps and measures to establish and preserve ownership of or right to use all Intellectual Property material to the operation of its business or prospects. Each member of the Company Group has taken reasonable steps to register, protect, maintain, and safeguard the Intellectual Property material to its business or prospects, including any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has had executed appropriate nondisclosure and confidentiality agreements and made all appropriate filings, registrations and payments of fees in connection with the foregoing. To the knowledge of Guarantors, there is no infringement or misappropriation by any other Person of any Intellectual Property of any member of the Company Group.

(D) Each member of the Company Group owns all rights in and to any and all Intellectual Property used or planned to be used by such member of the Company Group, or covering or embodied in any past, current or planned activity, service or product of such member of the Company Group, which Intellectual Property was made, developed, conceived, created or written by any consultant retained, or any employee employed, by such member of the Company Group. No former or current employee, and no former or current consultant, of any member of the Company Group has any rights in any Intellectual Property made, developed, conceived, created or written by the aforesaid employee or consultant during the period of his or her retention by such member of the Company Group which can be asserted against such member of the Company Group.

(E) No Intellectual Property owned by any member of the Company Group and material to the operation of its business or prospects is the subject of any security interest, lien, license or other Contract granting rights therein to any other Person. The Company Group has not (i) transferred or assigned, (ii) granted an exclusive license to or (iii) provided or licensed in source code form, any material Intellectual Property owned by any member of the Company Group to any Person.

3.12 Tax Matters

(A) No member of the Company Group has ever been, nor will become, as a result of the transactions contemplated herein, a “passive foreign investment company” (“PFIC”) or a “controlled foreign corporation” (“CFC”), in each case, as defined in the Internal Revenue Code of 1986, as amended (the “Code”). No member of the Company Group anticipates that it will become a PFIC or CFC for the current taxable year or any future taxable year.

(B) Each member of the Company Group is treated as a corporation for U.S. federal income tax purposes.

(C) The provisions for taxes as shown on each balance sheet included in the Historical Financial Statements are sufficient in all material respects for the payment of all accrued and unpaid applicable taxes of each member of the Company Group as of the date of each such balance sheet, whether or not assessed or disputed as of the date of each such balance sheet. There have been no extraordinary examinations or audits of any tax returns or reports by any applicable Governmental Authority. Each member of the Company Group has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed (to the extent applicable), and have paid, or made provision for the payment of, all taxes that have become due, except where the failure to make such payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Event. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

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(D) No member of the Company Group or, solely by virtue of their status as shareholders of any member of the Company Group, none of the shareholders of any member of the Company Group, has personal liability under local Law for the debts and claims of the relevant member of the Company Group. There has been no communication from any tax authority relating to or affecting the tax classification of any member of the Company Group.

3.13 Material Contracts

(A) For purposes hereof, “Material Contract” means each Contract (other than the Transaction Documents) to which a member of the Company Group is a party or otherwise bound that (i) involves payments (or a series of payments), contingent or otherwise, of US$100,000 (or the equivalent thereof in another currency) or more individually or US$250,000 (or the equivalent thereof in another currency) or more in the aggregate, in cash, property or services, (ii) is with a Governmental or Regulatory Authority, (iii) limits or restricts any member of the Company Group’s ability to compete or otherwise conduct its business in any manner, time or place, or that contains any exclusivity provision, (iv) grants a power of attorney, agency or similar authority, (v) relates to indebtedness for money borrowed, provides for an extension of credit, provides for any guaranty, or provides for a “keep well” or other agreement to maintain any financial statement condition of another Person, (vi) relates to Intellectual Property, other than “shrink-wrap” or “off-the-shelf” commercially available software, (vii) is with an Affiliate of any member of the Company Group or any Related Party, (viii) is a lease on real or personal property, (ix) is an insurance policy, (x) is outside the ordinary course of business that involves payments (or a series of payments) of US$10,000 (or the equivalent thereof in another currency) or more individually or US$50,000 (or the equivalent thereof in another currency) or more in the aggregate, in cash, property or services, or (xi) is otherwise material to any member of the Company Group or is a Contract on which any member of the Company Group is substantially dependent.

(B) A true, fully-executed copy of each Material Contract (and a written summary of each non-written Material Contract) has been delivered to the Investors. Each Material Contract is a valid and binding agreement of the member of the Company Group that is a party thereto, the performance of which does not and will not violate any applicable Law or Order, and is in full force and effect, and such member of the Company Group has duly performed all of its obligations under each Material Contract to the extent that such obligations to perform have accrued, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by such member of the Company Group or, to the knowledge of Guarantors, any other party or obligor with respect thereto, has occurred, or as a result of this Agreement or performance hereof will occur, except for such breach or default that would not result in a Material Adverse Event. No member of the Company Group has given notice (whether or not written) that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract. No member of the Company Group has received any notice (whether or not written) that (i) it has breached, violated or defaulted under any Material Contract or (ii) any other party thereto intends to terminate such Material Contract.

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3.14 Compliance with Laws and Other Instruments.

(A) Each member of the Company Group is, and at all times has been, in compliance in all material respects with all Laws and Orders that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

(B) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of such member of the Company Group to comply with, any Law or Order, except for such violation or failure that would not result in a Material Adverse Event or (ii) may give rise to any obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(C) None of the members of the Company Group has received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law or Order or (ii) any actual, alleged, possible, or potential obligation on the part of such member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(D) None of the members of the Company Group nor any director, officer, agent, employee, or any other Person associated with or acting for or on behalf of such member of the Company Group, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any entity, private or public, regardless of form, whether in money, property, or services (w) to obtain favorable treatment in securing business, (x) to pay for favorable treatment for business secured, (y) to obtain special concessions or for special concessions already obtained, for or in respect of such member of the Company Group, or (z) in violation of any Law; or (ii) established or maintained any fund or asset that has not been recorded in the books and records of such member of the Company Group.

(E) None of the members of the Company Group is in violation of its Memorandum or Articles of Association or equivalent constitutive documents as in effect.

(F) The execution, delivery, and performance of the Transaction Documents by Guarantors and by any members of the Company Group do not and will not (i) result in any violation of, be in conflict with, require a consent under, or constitute a default under, with or without the passage of time or the giving of notice or otherwise, (w) any provision of the Memorandum or Articles of Association or equivalent constitutive documents of any member of the Company Group as in effect at the Closing, (x) any provision of any Order to which any member of the Company Group is a party or by which it is bound, (y) any of the Material Contracts, or (z) any Law applicable to any member of the Company Group; (ii) accelerate or constitute an event entitling the holder of any indebtedness of any member of the Company Group to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness; (iii) cause any member of the Company Group to be in default of its obligations under any indebtedness agreement; or (iv) result in the creation of any encumbrance upon any of the properties or assets of any member of the Company Group.

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(G) Each of the Guarantors has obtained valid approval from the State Administration of Foreign Exchange of the PRC (the “SAFE”) on his or her shareholding in the Company and the Guarantors have completed amendment registration of such SAFE approval in connection with the financing contemplated under the legal documents entered into with the holders of Series A Shares, as evidenced by the approval documents set forth in Schedule 3.14(G) of the Disclosure Schedules.

3.15 Employee Matters. All Senior Managers and all of the other employees of each of the members of the Company Group are devoting their full professional time to the Company Group. To the knowledge of Guarantors, no employee of any member of the Company Group is in violation of any Order, or any provision of any Contract, relating to such employee’s relationship with the Company Group. For purposes hereof, “Benefit Plan” means any plan, Contract or other arrangement, formal or informal, whether oral or written, providing any benefit to any present or former officer, director or employee, or dependent or beneficiary thereof, including any employment agreement or profit sharing, deferred compensation, stock option performance stock, employee stock purchase, bonus, severance, retirement, health or insurance plan. Except as required by applicable Law or except as set forth in Schedule 3.15 of the Disclosure Schedule, no member of the Company Group has any Benefit Plans. To the knowledge of Guarantors, no officer, Senior Manager or key employee, or any group of employees, intends to terminate their employment with the Company Group, and no member of the Company Group has a present intention to terminate the employment of any of the foregoing. No employee of the Company Group is owed any back wages or other compensation for services rendered except as set forth on the Historical Financial Statements. There is no labor strike, labor slow down, labor claim, labor dispute or labor union organization activities pending or, to the actual knowledge of Guarantors, threatened between any member of the Company Group and its employees. Each member of the Company Group has complied in all material respects with all applicable Laws related to employment and related to the Benefit Plans.

3.16 Transactions with Affiliates. (i) All Contracts (other than the Transaction Documents and the transactions contemplated herein and therein) to or by which any member of the Company Group, on the one hand, and any Related Party, on the other hand, are or have been a party or otherwise bound or affected are set forth on Schedule 3.16 of the Disclosure Schedule, (ii) all such Contracts were made on terms and conditions as favorable to such member of the Company Group as would have been obtainable by it at the time in a comparable arm’s-length transaction with an unrelated party; and (iii) to the knowledge of Guarantors, no Related Party has any direct or indirect ownership in any firm or corporation with which any member of the Company Group has a business relationship, or any firm or corporation that competes with any member of the Company Group, except for ownership of less than 1% of any class or other equity of publicly traded companies. There are no claims that any Guarantor has or may claim to have against the Company or the Domestic Entity.

3.17 Governmental Consents. No consent, approval, Order, or authorization of, or registration, qualification, designation, declaration, or filing with, any Governmental or Regulatory Authority on the part of Warrantor will be required in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby which has not already been secured or effected or will be secured or effected prior to the Closing.

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3.18 Permits. Each member of the Company Group has all material franchises, permits, licenses, approvals, authorizations and any similar governmental authority necessary for the conduct of its business as now being conducted (the “Material Licenses”), and the Company Group can obtain, without undue burden or expense, all Material Licenses for the conduct of its business as proposed to be conducted. The Material Licenses are, and will remain, in full force and effect for not less than six months after the Closing. The consummation of the transactions contemplated under the Transaction Documents will not result in the termination or revocation of any of the Material Licenses. To Guarantors’ knowledge, none of the members of the Company Group is in default in any material respect under any of its Material Licenses and has not received any written notice relating to the suspension, revocation or modification of any such Material Licenses.

3.19 Entire Business. There are no material facilities, services, assets or properties shared with any other Person, which are used in connection with the business of the Company Group.

3.20 Exempt Offering. Subject in part to the truth and accuracy of Investors’ representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Series B Shares, are exempt from the registration requirements of all applicable securities Laws, and neither the Company nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemption. Except for the registration rights set forth in the Restated Investor’s Rights Agreement (as defined below), none of the members of the Company Group has granted any registration rights to any other Person with respect to sales of any of its securities in the United States or elsewhere.

3.21 Insurance. Each member of the Company Group has procured and maintain in effect policies of insurance with respect to its properties and business of the kinds and in the amounts not less than those customarily obtained by companies of similar size and in a similar line of business.

3.22 Business Plan. All of the facts contained in the business plan and the budget for the year 2008 delivered to Investors (the “Business Plan”) are true and correct in all material respects, and the Company believes that there is a reasonable basis for all of the assumptions and projections contained in the Business Plan.

3.23 Full Disclosure. No representation or warranty of any Warrantor set forth in this Agreement nor any written information furnished by or on behalf of the Warrantor to Investors in connection with the transactions contemplated by this Agreement or any of the Transaction Documents contains any untrue statement of material fact, or omits to state a fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading in any material respect. Each Warrantor has fully provided Investors with all the information that Investors have reasonably requested for deciding whether to purchase the Series B Shares.

4. Representations and Warranties of Investors. Each Investor represents and warrants to the Company that:

4.1 Organization, Good Standing and Qualification. It is duly organized, validly existing and in good standing under the Laws of the respective jurisdiction in which it is incorporated.

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4.2 Corporate Power and Authorization. It has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. The Transaction Documents to which such Investor is a party have been duly executed and delivered by the Investor and constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon its representation to the Company, which by its execution of this Agreement it hereby confirms, that the Series B Shares to be received by it hereunder will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any Contract with any Person to sell, transfer or grant participations to any Person, with respect to any Series B Share.

4.4 Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Shares.

4.5 Status of Investor. The Investor is (i) purchasing the Series B Shares in compliance with Regulation D under the Securities Act of 1933, as amended (the “Act”) and in accordance with any applicable securities Laws of any state of the United States or any other jurisdiction and (ii) an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, under the Act.

4.6 Restricted Securities. The Investor understands that the Series B Shares it is purchasing are characterized as “restricted securities” under U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.7 Legends. It is understood that the certificates evidencing the Series B Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A VALID EXEMPTION THEREFROM.”

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5. Confidentiality

5.1 Disclosure of Terms. The terms and conditions of the Transaction Documents (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any of the parties hereto to any other Person except in accordance with the provisions set forth below.

5.2 Permitted Disclosures. Notwithstanding the foregoing, (i) each member of the Company Group and the Investors, as appropriate, may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; and (ii) each Investor may disclose any of the Financing Terms to its fund manager and the employees thereof so long as such Persons are under appropriate nondisclosure obligations.

5.3 Legally Compelled Disclosure. In the event that any party hereto is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Financing Terms hereof in contravention of the provisions of this Section 5, such party (the “Disclosing Party”) shall promptly provide the other parties hereto with written notice of that fact so that such other parties may seek a protective Order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by the other parties hereto.

5.4 Other Exceptions. Notwithstanding any other provision of this Section 5, the confidentiality obligations of the parties shall not apply to: (a) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (b) information which is in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (c) information which enters the public domain without breach of confidentiality by the restricted party; or (d) disclosures to a party’s accountants and attorneys so long as they agree to keep such disclosures confidential.

5.5 Other Information. The provisions of this Section 5 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

6. Conditions to Investors’ Obligations at Closing. The obligations of the Investors under Section 2 of this Agreement are subject to the fulfillment or waiver by the Investors on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Warrantors contained in Section 3 shall be true and accurate on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing. Each Warrantor shall have delivered a certificate dated as of the Closing to the Investors, in form and substance reasonably satisfactory to the Investors, certifying to such effect.

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6.2 Performance. Each Warrantor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing. Each Warrantor shall have delivered a certificate dated as of the Closing to Investors, in form and substance reasonably satisfactory to Investors, certifying to such effect.

6.3 Approvals and Consents. All authorizations, approvals, consents or permits of any competent Governmental or Regulatory Authority or of any third party that are required to be obtained by any Warrantor before the Closing in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained and effective as of the Closing.

6.4 Proceedings and Documents. All corporate, legal and other proceedings taken by each Warrantor in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors, and Investors shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

6.5 Restated Memorandum and Articles. The Company shall have duly adopted the Restated Memorandum and Articles by all necessary corporate action of the board of directors and shareholders of the Company, and shall have filed the Restated Memorandum and Articles with the Registrar of Companies of the Cayman Islands.

6.6 Due Diligence. The Investors shall have completed all business, technical, legal and financial due diligence investigation of the Company Group to their reasonable satisfaction.

6.7 Approval of Investment. The investment committee or the general partner of each Investor shall have approved the transactions contemplated hereunder.

6.8 Additional Transaction Documents. An Amended and Restated Investors’ Rights Agreement (the “Restated Investors’ Rights Agreement”) substantially in the form attached hereto as Exhibit B, a Series B Share Restriction Agreement (the “Series B Share Restriction Agreement”) substantially in the form attached hereto as Exhibit C, a Series B Right of First Refusal and Co-Sale Agreement (the “Series B Right of First Refusal and Co-Sale Agreement”) substantially in the form attached hereto as Exhibit D, a Management Rights Letter (the “Management Rights Letter”) substantially in the form of attached hereto as Exhibit E, shall have been duly executed and delivered by the parties thereto to the Investors, and each such agreement shall be in full force and effect.

6.9 Purchase of Common Shares. The sale and purchase of Common Shares as contemplated under the Common Share Purchase Agreement shall have been duly closed pursuant to the Common Share Purchase Agreement concurrently at the Closing.

6.10 Compliance Certificate. The Company shall have delivered to the Investors a certificate dated as of the Closing, signed by the Chief Executive Officer of the Company, in form and substance reasonably satisfactory to the Investors, certifying that the conditions set forth in this Section 6 have been satisfied and also attaching thereto (i) the certified Restated Memorandum and Articles as then in effect, (ii) copies of all resolutions approved by the shareholders and board of directors of the members of the Company Group related to the transactions contemplated hereby, and (iii) a good standing certificate with respect to the Company issued by the applicable authority in the Cayman Islands.

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6.11 Legal Opinions. Investors shall have received from Conyers Dill & Pearman, Cayman Islands counsel for the Company and Fangda Partners, PRC counsel for the Company, written opinions dated and delivered as of the date of the Closing, in form and substance satisfactory to the Investors.

6.12 Board of Directors. As of the Closing, the Board shall consist of seven (7) members, of which four (4) shall be collectively appointed by Guarantors, two (2) shall be collectively appointed by the holders of the Series A Shares, and one (1) shall be appointed by the Lead Investor (the “Series B Director”).

6.13 Series A Warrants. The Series A Warrants or any portion thereof shall have not been exercised and all the Series A Warrants shall have been duly terminated and cancelled without any further legal effect.

6.14 Employment Contracts. The Domestic Entity shall have extended the existing employment contract for another two (2) years with each Person listed in Schedule E.

6.15 Non-Competition Agreements. The Company and the Domestic Entity shall have entered into a non-competition and non-solicitation agreement, in substance and form reasonably acceptable to the Lead Investor, with each Guarantor and each Person listed in Schedule E.

6.16 Non-Disclosure and Invention Assignment Agreements. The Company and the Domestic Entity shall have entered into a non-disclosure and proprietary rights assignment agreement, in substance and form reasonably acceptable to the Lead Investor, with each current shareholder, employee and consultant with access to the confidential information or trade secrets of the Company Group.

6.17 Amended Business License. The Domestic Entity shall have duly obtained its amended business license in connection with its capital increase from RMB50,000,000 to RMB59,000,000.

7. Conditions to Company’s Obligations at Closing. The obligations of the Company under Section 2 are subject to the fulfillment or waiver by the Company on or before the Closing of each of the following conditions by each Investor:

7.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 4 shall be true and accurate on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

7.2 Approvals and Consents. All authorizations, approvals, consents or permits of any competent Governmental or Regulatory Authority or of any third party that are required to be obtained by each Investor before the Closing in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained and effective as of the Closing.

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8. Covenants of Warrantors. Each Warrantor hereby jointly and severally covenants to the Investors as follows:

8.1 Use of Proceeds. The proceeds from the sale of the Series B Shares hereunder shall be used for the growth and expansion capital, capital expenditure and general working capital needs related to the Company Group. For the avoidance of doubt, in no event shall the proceeds or any part thereof be applied or used to repurchase, redeem or cancel any securities junior to the Series B Shares, or to make the payments to any shareholder, director, Senior Manager or officer of any member of the Company Group unless in connection with a bona fide arms-length transaction duly approved by the Board, which shall include the affirmative vote of the Series B Director.

8.2 Business of Company Group. The business of the Company Group shall be restricted to the carrying on of the Principal Business.

8.3 SAFE Registration. Each of the Warrantors (as applicable) shall use its/his best endeavors to fully comply with all requirements and obligations of the PRC Governmental or Regulatory Authorities with respect to the Guarantors’ shareholding in the Company on a continuing basis. Without limiting the generality of the preceding sentence, the Warrantors (as applicable) shall use their best endeavors to file for amendment registration and receive approvals from the Changzhou Branch of the SAFE within three (3) months after the Closing in relation to the transactions contemplated hereunder. If the compliance with such time limit proves to be abnormally difficult due to the registration practice implemented by the Changzhou Branch of the SAFE, the Board will review the regulatory framework and its impact every two (2) months after the expiry of the aforesaid three (3) month period to ensure the Warrantors’ immediate attendance to such registration requirement.

8.4 ESOP. Options granted under the ESOP shall vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) monthly vesting in thirty-six (36) equal installments over the next three (3) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities of the Company shall provide for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of termination of employment (whether actual or constructive), except that in the event of a merger, consolidation, sale of all or substantially all of the assets of the Company or any other transaction, as a result of which the then existing shareholders of the Company will cease to own a majority of the voting securities of the Company upon occurrence of such event, should an employee be terminated without cause within one (1) year after such event, the Board (with the consent from the Series B Director) may decide to grant one (1) year acceleration to such terminated employee. Notwithstanding the foregoing, the parties agree that the outstanding options of the Company on the date of this Agreement as disclosed to the Investors shall vest and be exercised according to the existing terms and conditions of such options.

8.5 Patent Transfer. Each of Mr. Jiang Yikang and Mr. Jiang Decheng shall, and each of the other Warrantors shall procure that each of Mr. Jiang Yikang and Mr. Jiang Decheng, duly transfer all patents and patent applications currently held under his own name to the Domestic Entity as soon as practicable without any consideration to the extent permitted by PRC law.

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8.6 Pollutant Discharge Permit. The Domestic Entity shall, and each of other Warrantors shall procure that the Domestic Entity, duly obtain its pollutant discharge permit as soon as practicable.

8.7 Minority Shareholders. The Company and the Guarantors shall use their best endeavors to procure that Shen Jiankai and Shi Wenmei join the Restated Investors’ Rights Agreement, the Series B Share Restriction Agreement and the Series B Right of First Refusal and Co-Sale Right Agreement based on the terms and conditions thereof or to otherwise solve the disputes with them in connection with the issue of Series B Shares, in each case to the satisfaction of the Investors, as soon as practicable, but in no event later than six (6) months after the Closing.

9. Miscellaneous

9.1 Survival of Warranties. The warranties and representations of Guarantors and Investors contained in this Agreement shall survive the execution and delivery of this Agreement and shall remain effective for a period of three years from the date of the Closing. Such warranties and representations shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of Investors or Guarantors.

9.2 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without giving effect to the principles of conflicts of law thereunder.

9.3 Indemnity. The Company, the Domestic Entity, and Guarantors shall, severally and jointly, indemnify Investors for any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, including reasonable advisor’s fees and other reasonable expenses of investigation and defence of any of the foregoing, actually incurred by Investor directly as a result of any breach or violation of any representation or warranty or any covenant made by the Company, the Domestic Entity, or any other Warrantor contained herein.

9.4 Dispute Resolution

(A) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(B) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be a single arbitrator. If the parties do not agree to appoint an arbitrator who has consented to participate within thirty (30) days after a notice of arbitration, the relevant appointment shall be made by the Secretary General of the Centre.

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(C) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.4, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.4 shall prevail.

(D) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of the State of New York and shall not apply any other substantive Law.

(E) Each party to arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(F) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(G) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

9.5 Expenses. The Company shall bear its own costs in connection with this Agreement. The Company shall also reimburse the Lead Investor for the reasonable costs and expenses, up to US$70,000, incurred by the Lead Investor in connection with the due diligence investigations of the Domestic Entity, and the preparation, negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby, provided that (i) the Closing has taken place pursuant to this Agreement, or (ii) the Closing fails to take place due to default by any of the Warrantors. The Company shall have no obligation to reimburse the Lead Investor for any costs and expenses in the event that the Closing fails to take place due to default of the Lead Investor.

9.6 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Investor shall have the right to transfer the rights and obligations hereunder to any of its Affiliates without the consent of other parties thereto.

9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

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9.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.9 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

9.10 Finder’s Fee. Each of Guarantors represents and warrants, jointly and severally, to the Investors that it neither is nor will be obligated for any finders’ fee or commission in connection with the transaction contemplated hereunder. Each Investor represents and warrants to Guarantors that it neither is nor will be obligated for any finders’ fee or commission in connection with the transaction contemplated hereunder. The Investors agree to indemnify and to hold harmless Guarantors from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which it or any of its officers, partners, employees or representatives is responsible in connection with the transaction contemplated hereunder. Guarantors jointly and severally agree to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which any Warrantor or any of its officers, employees or representatives is responsible in connection with the transactions contemplated hereunder.

9.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

9.12 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable Laws. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

23

9.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement. Any prior or contemporaneous agreement, discussion, understanding or correspondence among the parties (including any prior representations or warranties given by the parties) regarding the subject matter of this Agreement is superseded by this Agreement.

9.14 Further Assurances. From and after the date hereof, the parties hereto shall execute and deliver such instruments, documents or other writings, and shall take such further actions, as may be reasonably necessary or desirable to carry out and to effectuate fully the intent and purpose of this Agreement.

9.15 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

9.16 Interpretation. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars are to currency of the United States of America.

9.17 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

9.18 No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

9.19 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at Law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at Law or in equity.

24

9.20 Termination. This Agreement may be terminated by the Investors on or after January 31, 2008, by written notice to the Company, if the Closing has not occurred on or prior to such date. Such termination under this Section 9.20 shall be without prejudice to any claims for damages or other remedies that the parties may have under this Agreement or applicable Law.

9.21 Acts of “Investors”. Where this Agreement requires or refers to any action, consent, approval, or satisfaction of “the Investors” without further qualification, unless the context otherwise requires an action, consent, approval or satisfaction of holders representing at least a majority of the Series B Preferred Shares subscribed for hereunder shall be deemed the action, consent, approval or satisfaction of the “Investors”.

9.22 Exculpation among Investors. Each Investor acknowledges that it is not relying upon any person or entity other than the Warrantors and the officers and directors of the Company Group in making its investment or decision to invest in the Company. Each Investor hereby waives any claim against, and covenants not to sue, any other Investor or the respective controlling persons, officers, directors, members, partners, agents or employees of any Investor on account of any action heretofore or hereafter taken or omitted to be taken in connection with this Agreement or other Transaction Agreements or any transaction contemplated hereby or thereby.

[The remainder of this page has been intentionally left blank.]

25

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

CHINA KANGHUI HOLDINGS

By:
Name:
Capacity

Contact Address:
No. 1-8, Tianshan Road
Xinbei District, Changzhou City
Jiangsu Province,
P.R. China

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Domestic Entity

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Guarantors:

By:	/s/ JIANG Y. KANG
JIANG Y. KANG

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ ZHAO GANG
ZHAO GANG

Contact Address:
No. 59-3, Dongxiatang
Changzhou, Jiangsu
P.R. China

By:	/s/ JIANG JIANHUA
JIANG JIANHUA

Contact Address:
No. 1 Dashuxia, Jiangjiacun
Beigang Street
Zhonglou District, Changzhou
Jiangsu, P.R. China

By:	/s/ JIANG HUIYING
JIANG HUIYING

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ JIANG ZHENYU
JIANG ZHENYU

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ DU JUN
DU JUN

Contact Address:
No. 1 Lao Jie Street
Jinfeng Zhen, Zhangjia Gang
Jiangsu, P.R. China

By:	/s/ DU TINGTING
DU TINGTING

Contact Address:
No. 3 Yizheng Road
Zhenjiang, Jiangsu
P.R. China

By:	/s/ TAN YU
TAN YU

Contact Address:
No. 8 Chitang Yan
Changzhou, Jiangsu
P.R. China

By:	/s/ ZHOU HUA
ZHOU HUA

Contact Address:
No. 35 Shenjia Street
Shenjia Cunwei, Niutang Zhen
Wujin, Jiangsu
P.R. China

By:	/s/ YANG XIAOHUI
YANG XIAOHUI

Contact Address:
No. 125 Longhutang East Street
Xinbei District, Changzhou
Jiangsu, P.R. China

By:	/s/ XU MEIZHEN
XU MEIZHEN

Contact Address:
Room 1201, No. 67
2518 Longhua Road
Xuhui District, Shanghai
P.R. China

By:	/s/ WANG JINGBO
WANG JINGBO

Contact Address:
APT BLK 286C
TOH GUAN Road #13-24
Singapore

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investors:

IDG-ACCEL CHINA GROWTH FUND L.P.

By:	/s/ Chi Sing HO
	Name:	Chi Sing HO
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong

IDG-ACCEL CHINA GROWTH FUND-A L.P.

By:	/s/ Chi Sing HO
	Name:	Chi Sing HO
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong

IDG-ACCEL CHINA INVESTORS L.P.

By:	/s/ Chi Sing HO
	Name:	Chi Sing HO
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investors:

TDF CAPITAL CHINA II, LP

By:	/s/ David Su
Name: David Su
Capacity: Partner

Contact Address:
c/o TDF Capital LLC
Unit 2505, K. WAH Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

TDF CAPITAL ADVISORS, LP

By:	/s/ David Su
Name: David Su
Capacity: Partner

Contact Address:
c/o TDF Capital LLC
Unit 2505, K. WAH Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investors:

SIG CHINA INVESTMENTS ONE, LTD.

By:
Name:
Capacity:

Contact Address:
Suite 5711, Plaza 66
1266 Nanjing Road (W)
Shanghai 200040

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investors:

CDH VENTURE CAPITAL LIMITED

By:
Name:
Capacity:

Contact Address:
2601, 26/F Lippo Centre Tower Two,
89 Queensway
Hong Kong

SCHEDULE A

GUARANTORS

Name	Nationality	ID/Passport Number

Jiang Yikang	Chinese	320404195308020011

Zhao Gang	Chinese	320402590225041

Jiang Jianhua	Chinese	320411196504051614

Jiang Huiying	Chinese	320404195702170026

Jiang Zhenyu	Chinese	320404198202253435

Du Jun	Chinese	320521195711222352

Du Tingting	Chinese	320582198312162328

Tan Yu	Chinese	320404821122221

Zhou Hua	Chinese	320421197812281910

Yang Xiaohui	Chinese	320421193811046208

Xu Meizhen	Chinese	310106195912092438

Wang Jingbo	Singaporean	S7284180H

SCHEDULE B

INVESTORS

Investor Name	Number of Series B Shares	Aggregate Consideration (US$)

SIG China Investments One, Ltd.	1,340,311	14,142,859

IDG Accel Fund:	376,523	3,973,038
IDG-Accel China Growth Fund L.P.	290,186	3,062,022
IDG-Accel China Growth Fund-A L.P.	59,303	625,757
IDG-Accel China Investors L.P.	27,034	285,260
TDF Capital:	225,914	2,383,825
TDF Capital China II, LP	217,013	2,289,905
TDF Capital Advisors, LP	8,901	93,920

CDH Venture Capital Limited	663,413	7,000,278

Total:	2,606,161	27,500,000

SCHEDULE C

DISCLOSURE SCHEDULES

SCHEDULE D

CAPITALIZATION TABLE

Part A

Immediately Prior to Closing:

Shareholders	Shares	Amount	Percentage
Common Shares:
Jiang Yikang	600,000		7.1945%
Shen Jiankai	400,000		4.7963%
Zhao Gang	560,000		6.7149%
Shi Wenmei	520,000		6.2352%
Jiang Jianhua	440,000		5.2760%
Jiang Huiying	400,000		4.7963%
Jiang Zhenyu	400,000		4.7963%
Du Jun	200,000		2.3982%
Du Tingting	200,000		2.3982%
Tan Yu	230,000		2.7579%
Zhou Hua	240,000		2.8778%
Yang Xiaohui	200,000		2.3982%
Xu Meizhen	50,000		0.5995%
Wang Jingbo	60,000		0.7194%
ESOP	1,250,957		15.0000%
IDG Accel Fund:	794,650	1,875,000	9.5285%
IDG-Accel China Growth Fund L.P.	612,437	1,445,063	7.3436%
IDG-Accel China Growth Fund-A L.P.	125,158	295,313	1.5007%
IDG-Accel China Investors L.P.	57,055	134,625	0.6841%
TDF Capital:	476,790	1,125,000	5.7171%
TDF Capital China II, LP	458,005	1,080,675	5.4919%
TDF Capital Advisors, LP	18,785	44,325	0.2252%
Series A Shares:
IDG Accel Fund:	823,322	3,125,000	9.8723%
IDG-Accel China Growth Fund L.P.	634,534	2,408,438	7.6086%
IDG-Accel China Growth Fund-A L.P.	129,673	492,188	1.5549%
IDG-Accel China Investors L.P.	59,115	224,375	0.7088%
TDF Capital:	493,994	1,875,000	5.9234%
TDF Capital China II, LP	474,530	1,801,125	5.6900%
TDF Capital Advisors, LP	19,464	73,875	0.2334%
Total:	8,339,713	8,000,000	100.0000%

Part B

Immediately Following Closing:

(considering the purchase of Common Shares)

Shareholders	Shares	Amount	Series B Closing
Common Shares:
Jiang Yikang	600,000		5.2605%
Shen Jiankai	200,000		1.7535%
Zhao Gang	542,074		4.7526%
Shi Wenmei	520,000		4.5591%
Jiang Huiying	333,396		2.9230%
Jiang Zhenyu	400,000		3.5070%
Du Jun	200,000		1.7535%
Du Tingting	200,000		1.7535%
Yang Xiaohui	533,591		4.6782%
Wang Jingbo	60,000		0.5260%
ESOP	1,710,868		15%
IDG Accel Fund:	923,743		8.0989%
IDG-Accel China Growth Fund L.P.	711,929		6.2418%
IDG-Accel China Growth Fund-A L.P.	145,490		1.2756%
IDG-Accel China Investors L.P.	66,324		0.5815%
TDF Capital:	554,246		4.8593%
TDF Capital China II, LP	532,409		4.6679%
TDF Capital Advisors, LP	21,837		0.1915%
SIG China Investments One, Ltd.	476,934		4.1815%
CDH Venture Capital Limited	227,456		1.9942%
Series A Shares:
IDG Accel Fund:	823,322		7.2185%
IDG-Accel China Growth Fund L.P.	634,534		5.5633%
IDG-Accel China Growth Fund-A L.P.	129,673		1.1369%
IDG-Accel China Investors L.P.	59,115		0.5183%
TDF Capital:	493,994		4.3311%
TDF Capital China II, LP	474,530		4.1604%
TDF Capital Advisors, LP	19,464		0.1707%
Series B Shares:
SIG China Investments One, Ltd.	1,340,311	14,142,859	11.7512%
IDG Accel Fund:	376,523	3,973,038	3.3012%
IDG-Accel China Growth Fund L.P.	290,186	3,062,022	2.5442%
IDG-Accel China Growth Fund-A L.P.	59,303	625,757	0.5199%
IDG-Accel China Investors L.P.	27,034	285,260	0.2370%

TDF Capital:	225,914	2,383,825	1.9807%
TDF Capital China II, LP	217,013	2,289,905	1.9027%
TDF Capital Advisors, LP	8,901	93,920	0.0780%
CDH Venture Capital Limited	663,413	7,000,278	5.8165%
Total:	11,405,785	27,500,000	100.0000%

SCHEDULE E

KEY EMPLOYEES

Jiang Yikang	Chairman of Board

Yang Libo	General Manager

Dun Jun	Vice General Manager

Wang Zhimin	Vice General Manager

He Shifeng	Manager of International Department

Huang Feipeng	Manager of Sales Department

EXHIBIT A

RESTATED MEMORANDUM AND ARTICLES

THE COMPANIES LAW

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CHINA KANGHUI HOLDINGS

(Adopted by way of Special Resolution passed on December 26, 2007)

1.	The name of the Company is China Kanghui Holdings.

2.	The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Law.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8.	The authorized capital of the Company is US$1,000,000, divided into the following classes and series of shares:

(a) 96,076,523 shares in one series of US$0.01 par value, designated as the Company’s Common Shares;

1

(b) 3,923,477 preferred shares of US$0.01 par value, 1,317,316 of which designated as the Company’s voting Series A convertible redeemable participating preferred shares, and 2,606,161 of which designated as the Company’s voting Series B convertible redeemable participating preferred shares;

each with power for the Company to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law and the Articles of Association.

9.	The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

2

China Kanghui Holdings

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

CHINA KANGHUI HOLDINGS

(Adopted by way of Special Resolution passed on December 26, 2007)

Table A

The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

INTERPRETATION

1.	Definitions

1.1	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Alternate Director	an alternate director appointed in accordance with these Articles;

Articles	these Articles of Association as altered from time to time;

Auditor	includes an individual or partnership;

Board	the board of directors appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

Common Shares	the Company’s common shares, par value of US$0.01 per share;

Company	the company for which these Articles are approved and confirmed;

Director	a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

IDG Entities	IDG-Accel China Growth Fund L.P., IDG- Accel China Growth Fund-A L.P., and IDG- Accel China Investors L.P., collectively;

China Kanghui Holdings

Law	The Companies Law of the Cayman Islands and every modification, reenactment or revision thereof for the time being in force;

Lead Investor	SIG China Investments One, Ltd.

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

month	calendar month;

notice	written notice as further provided in these Articles unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

ordinary resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a simple majority of the votes cast, or a written resolution passed by the unanimous consent of all Members entitled to vote;

paid-up	paid-up or credited as paid-up;

Preferred Shares	Series A Shares and Series B Shares;

Register of Directors and Officers	the register of directors and officers referred to in these Articles;

Register of Members	the register of Members referred to in these Articles;

Registered Office	the registered office for the time being of the Company;

Seal	the common seal or any official or duplicate seal of the Company;

China Kanghui Holdings

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Series A Shares	the Company’s voting Series A convertible redeemable participating preferred shares, par value of US$0.01 per share;

Series B Shares	the Company’s voting Series B convertible redeemable participating preferred shares, par value of US$0.01 per share;

share	includes a fraction of a share;

special resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a majority of not less than two-thirds of the vote cast, as provided in the Law, or a written resolution passed by unanimous consent of all Members entitled to vote;

TDF Entities	TDF Capital China II, LP, and TDF Capital Advisors, LP, collectively;

written resolution	a resolution passed in accordance with Article 35 or 60; and

year	calendar year.

1.2	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

China Kanghui Holdings

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

(f)	unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

1.3	In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

1.5	In addition to such rights and powers as are otherwise provided in these Articles, the Preferred Shares shall have such rights and powers as are specified in Annex A to these Articles (the “Annex”). The Annex constitutes an integral part of these Articles, and the terms therein are incorporated in these Articles by reference. To the extent that there is any inconsistency between the main body of these Articles and the provisions in the Annex, the provisions in the Annex shall prevail.

SHARES

2.	Power to Issue Shares

2.1	Subject to these Articles and to any resolution of the Members to the contrary, and subject to the rights and powers of the Preferred Shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

3.	Redemption and Purchase of Shares

3.1	Subject to the Law, and subject to the rights and powers of the Preferred Shares, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

3.2	The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law, and subject to the rights and powers of the Preferred Shares.

China Kanghui Holdings

3.3	The redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

3.4	Every share certificate representing a redeemable share shall indicate that the share is redeemable.

3.5	In the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Directors.

3.6	At the time or in the circumstances specified for redemption the redeemed shares shall be canceled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance).

3.7	The redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

3.8	A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

3.9	The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose).

3.10	Subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

3.11	No share may be redeemed unless it is fully paid-up.

3.12	The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Law, and subject to the rights and powers of the Preferred Shares. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

China Kanghui Holdings

4.	Rights Attaching to Shares

Without limiting the generality of Article 2.1, the Memorandum of Association and any resolution of the Members to the contrary, and subject to the rights and powers of the Preferred Shares, the holders of shares of the Company shall, subject to the other provisions of these Articles:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

5.	Calls on Shares

5.1	The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

5.3	The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares.

6.	Joint and Several Liability to Pay Calls

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

China Kanghui Holdings

7.	Forfeiture of Shares

7.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

• (the “Company”)

You have failed to pay the call of [amount of call] made on the [    ] day of [    ], 200[    ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [    ] day of [    ], 200[    ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [    ] day of [    ], 200[    ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [    ] day of [    ], 200[    ]

[Signature of Secretary] By Order of the Board

7.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

7.3	A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

7.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Share Certificates

8.1	Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

China Kanghui Holdings

8.2	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.3	Share certificates may not be issued in bearer form.

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

(a)	the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)	the date on which each person was entered in the Register of Members; and

(c)	the date on which any person ceased to be a Member.

11.	Registered Holder Absolute Owner

11.1	The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

China Kanghui Holdings

11.2	No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder’s convenience;

(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)	the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)	the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.	Transfer of Registered Shares

12.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

• (the “Company”)

FOR VALUE RECEIVED                    [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [    ] day of [    ], 200[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

China Kanghui Holdings

12.2	Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

12.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.5	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

13.	Transmission of Registered Shares

13.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

13.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

• (the “Company”)

China Kanghui Holdings

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [    ] day of [    ], 200[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

13.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

14.1	Subject to the Law, and subject to the rights and powers of the Preferred Shares, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to increase its share capital by new shares of such amount as it thinks expedient or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

China Kanghui Holdings

14.2	Subject to the Law, and subject to the rights and powers of the Preferred Shares, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

(c)	cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

14.3	For the avoidance of doubt it is declared that paragraph 14.2(a) and (b) above do not apply if at any time the shares of the Company have no par value.

14.4	Subject to the Law, and subject to the rights and powers of the Preferred Shares, the Company may from time to time by special resolution reduce its share capital in any way or alter any conditions of its Memorandum of Association relating to share capital.

15.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

16.	Dividends

16.1	The Board may, subject to these Articles and any direction of the Company in general meeting, and subject to the rights and powers of the Preferred Shares, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

China Kanghui Holdings

16.2	Subject to the rights and powers of the Preferred Shares, dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

16.3	With the sanction of an ordinary resolution of the Company, and subject to the rights and powers of the Preferred Shares, the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generally, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

16.4	Subject to the rights and powers of the Preferred Shares, the Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

16.5	Subject to the rights and powers of the Preferred Shares, the Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

16.6	Subject to the rights and powers of the Preferred Shares, the Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors’ resolution declaring same.

17.	Power to Set Aside Profits

17.1	The Board may, subject to the rights and powers of the Preferred Shares, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, subject to the rights and powers of the Preferred Shares, without placing the same to reserve, carry forward any profit which they decide not to distribute.

China Kanghui Holdings

17.2	Subject to any direction from the Company in general meeting, and subject to the rights and powers of the Preferred Shares, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company’s share premium account.

18.	Method of Payment

18.1	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

18.2	In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

18.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

19.	Capitalisation

19.1	Subject to the rights and powers of the Preferred Shares, the Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

19.2	Subject to the rights and powers of the Preferred Shares, the Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

20.	Annual General Meetings

The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

China Kanghui Holdings

21.	Extraordinary General Meetings

21.1	General meetings other than annual general meetings shall be called extraordinary general meetings.

21.2	The Chairman or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

22.	Requisitioned General Meetings

22.1	The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

22.2	If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

23.	Notice

23.1	At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

23.2	At least five days’ notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

China Kanghui Holdings

23.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

23.4	A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

23.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice

24.1	A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

24.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3	Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

25.	Postponement of General Meeting

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these Articles.

China Kanghui Holdings

26.	Participating in Meetings by Telephone

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

27.	Quorum at General Meetings

27.1	At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, which voting shares shall include such number of Series A Shares representing at least 50% in voting power of the then issued and outstanding Series A Shares, and such number of Series B Shares representing at least 50% in voting power of the then issued and outstanding Series B Shares.

27.2	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

28.	Chairman to Preside

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions

29.1	Subject to the provisions of the Law and these Articles, and subject to the rights and powers of the Preferred Shares, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

29.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

China Kanghui Holdings

29.3	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

29.4	At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

30.	Power to Demand a Vote on a Poll

30.1	Notwithstanding the foregoing, a poll may be demanded by the Chairman or at least one Member.

30.2	Where a poll is demanded, subject to the rights and powers of the Preferred Shares and any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

30.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

30.4	Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

China Kanghui Holdings

31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.	Instrument of Proxy

32.1	An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

• (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [ ] day of [ ], 200[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [    ] day of [    ], 200[    ]

Member(s)

32.2	The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

32.3	A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

32.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

China Kanghui Holdings

33.	Representation of Corporate Member

33.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

33.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of a majority in number of those present at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned for more than 60 days fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with the provisions of these Articles.

35.	Written Resolutions

35.1	Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

35.2	A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

35.3	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

China Kanghui Holdings

35.4	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

35.5	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

36.	Directors Attendance at General Meetings

The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

37.	Number of Directors

The Board shall consist of seven (7) directors, excluding Alternate Directors.

38.	Election of Directors

For so long as any IDG Entity holds any Series A Share, the IDG Entities shall be entitled to nominate and appoint a Director from time to time to occupy one (1) seat of the Board (the “IDG Director”), to remove such Director occupying such position and to fill any vacancy caused by the resignation, death or removal of such Director occupying such position. For so long as any TDF Entity holds any Series A Share, the TDF Entities shall be entitled to nominate and appoint a Director from time to time to occupy one (1) seat of the Board (together with the IDG Director, collectively, the “Series A Directors”, each a “Series A Director”), to remove such Director occupying such position and to fill any vacancy caused by the resignation, death or removal of such Director occupying such position. For so long as any Series B Share remains outstanding, the Lead Investor (or its successor or permitted assign) shall be entitled to nominate and appoint a Director from time to time to occupy one (1) seat of the Board (the “Series B Director”), to remove such Director occupying such position and to fill any vacancy caused by the resignation, death or removal of such Director occupying such position. The holders of a majority in voting power of the Common Shares, voting as a class and to the exclusion of any other series or class of shares, shall be entitled to elect Directors from time to time to occupy four (4) seats of the Board, to remove any Directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of Directors occupying such positions. Each of the holders of Series B Shares (other than the Lead Investor) shall be entitled to appoint and remove one (1) observer to attend all meetings of the Board in a non-voting observer capacity, and each such Board observer shall be entitled to receive copies of all information and materials provided to the voting Directors at the same time and in the same manner.

China Kanghui Holdings

39.	Term of Office of Directors

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

40.	Alternate Directors

40.1	A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

40.2	The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

40.3	An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

40.4	If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

40.5	Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

40.6	If so authorised by an express provision in his notice of appointment, an Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

China Kanghui Holdings

40.7	Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

40.8	A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

41.	Removal of Directors

A Director may be removed from office pursuant to these Articles.

42.	Vacancy in the Office of Director

The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Articles;

(b)	dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

(d)	resigns his office by notice in writing to the Company.

43.	Remuneration of Directors

The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.	Defect in Appointment of Director

All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

China Kanghui Holdings

45.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

46.	Powers of the Board of Directors

Without limiting the generality of Article 45, and subject to the rights and powers of the Preferred Shares, the Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s person seal with the same effect as the affixation of the seal of the Company;

China Kanghui Holdings

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board sees fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

47.	Register of Directors and Officers

47.1	The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

(a)	first name and surname; and

(b)	address.

47.2	The Board shall, within the period of thirty days from the occurrence of:-

(a)	any change among its Directors and Officers; or

(b)	any change in the particulars contained in the Register of Directors and Officers, cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

China Kanghui Holdings

48.	Officers

The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

49.	Appointment of Officers

The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

52.	Conflicts of Interest

52.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

52.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by law.

52.3	Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

China Kanghui Holdings

53.	Indemnification and Exculpation of Directors and Officers

53.1	The Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer, auditor or trustee and their respective heirs, executors, administrators, and personal representatives (each of which persons being referred to in this Article as an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

53.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail. The Board shall meet at least once a quarter, unless otherwise resolved by the Board.

China Kanghui Holdings

55.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

56.	Participation in Meetings by Telephone

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be five (5) Directors, which shall include one (1) Series A Director and the Series B Director.

58.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number.

59.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

60.	Written Resolutions

60.1	Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.

60.2	A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

60.3	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

China Kanghui Holdings

60.4	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

60.5	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign (or Alternate Director to sign if so authorised under Article 40.6), and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

61.	Validity of Prior Acts of the Board

No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

63.	Register of Mortgages and Charges

63.1	The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

63.2	The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

China Kanghui Holdings

64.	Form and Use of Seal

64.1	The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

64.2	Notwithstanding the foregoing, the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

64.3	The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

ACCOUNTS

65.	Books of Account

65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

65.2	Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

65.3	No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

66.	Financial Year End

The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

China Kanghui Holdings

AUDITS

67.	Audit

Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

68.	Appointment of Auditors

68.1	The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

68.2	Whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office for such period as the Directors may determine or earlier removal from office by the Company in general meeting.

68.3	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.	Remuneration of Auditors

Unless fixed by the Company in general meeting the remuneration of the Auditor shall be as determined by the Directors.

70.	Duties of Auditor

The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor’s tenure of office.

71.	Access to Records

71.1	The Auditor shall at all reasonable times have access to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor’s duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

China Kanghui Holdings

71.2	The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

VOLUNTARY WINDING-UP AND DISSOLUTION

72.	Winding-Up

72.1	The Company may be voluntarily wound-up by a special resolution of the Members.

72.2	If the Company shall be wound up the liquidator may, with the sanction of a special resolution, subject to rights and powers of the Preferred Shares, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, subject to rights and powers of the Preferred Shares, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

73.	Changes to Articles

Subject to the Law and to the conditions contained in its memorandum, and subject to rights and powers of the Preferred Shares, the Company may, by special resolution, alter or add to its Articles.

74.	Changes to the Memorandum of Association

Subject to the Law, and subject to rights and powers of the Preferred Shares, the Company may from time to time by special resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

75.	Discontinuance

The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.

Annex A - Designation of Preferred Shares

This Annex constitutes an integral part of the Amended and Restated Articles of Association, adopted on December 26, 2007 (the “Articles of Association”), of China Kanghui Holdings (the “Company”), and the terms herein are incorporated in the Articles of Association by reference. To the extent not otherwise set forth in the Articles of Association or the Company’s Amended and Restated Memorandum of Association, adopted on December 26, 2007 (the “Memorandum of Association,” together with the Articles of Association, the “Memorandum and Articles of Association”), the designations, powers, preferences, qualifications, limitations and restrictions of the Preferred Shares (as defined below) shall be as provided in this Annex.

1. Interpretation. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Memorandum and Articles of Association. For purpose of this Annex, the following terms shall have the following meanings:

“Additional Common Shares” means all Common Shares from time to time issued by the Company, provided that the term “Additional Common Shares” does not include (i) Common Shares issued upon conversion of Preferred Shares, (ii) Common Shares issued in connection with any shares splits, share combinations, share dividends or re-capitalization of the Company, (iii) Common Shares issued in a Qualified IPO; (iv) Common Shares issued as Employee Compensation Shares; or (v) as may otherwise be consented to in writing by Members representing a majority in voting power of the Series A Shares and the Series B Shares (voting as a separate class).

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Annex, “control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Common Shares Equivalents” means warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

“Company Group” means the Company, Changzhou Kanghui Medical Innovation Co., Ltd. and their respective Subsidiaries from time to time.

“Effective Conversion Price” means, with respect to any Common Share Equivalent at any given time, an amount equal to the quotient of (i) the sum of any consideration, if any, received by the Company with respect to the issuance of such Common Share Equivalent and the lowest aggregate consideration receivable by the Company, if any, upon the exercise, exchange or conversion of the Common Share Equivalent over (ii) the number of Common Shares issuable upon the exercise, conversion or exchange of the Common Share Equivalent.

“Employee Compensation Share” means any Common Share issued to employees, consultants or directors of the Company either in connection with a restricted stock plan approved by the Board or on exercise of an employee stock option plan, so long as the aggregate number of such Common Shares issued and, in the case of outstanding employee stock option plan, issuable does not exceed 1,710,868 Common Shares.

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“Equity Securities” means any Common Shares or Common Shares Equivalents or other securities of the Company.

“Fair Market Value” with respect to the Common Shares means: (i) if such Common Shares are traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite transactions report for such date; (ii) if (i) is not applicable and if such Common Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last transaction price quoted by the applicable system for such date; (iii) if neither (i) nor (ii) are applicable and if such Common Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by the applicable system for such date; and (iv) if none of the foregoing provisions (i)-(iii) are applicable, then the Fair Market Value will be as reasonably determined by a majority of the Board, which majority shall include at least one (1) Series A Director and the Series B Director.

“Founders” means the parties set forth in Schedule A to this Annex, each, a “Founder”.

“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“IPO” means the first firm-commitment underwritten initial public offering of the Common Shares of the Company on the New York Stock Exchange, the Nasdaq Stock Market’s National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company’s Board.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“New Securities” means, subject to the terms hereof, any newly issued Equity Securities of the Company, except for (i) up to 1,710,868 Common Shares issued to employees, consultants, officers or directors of the Company pursuant to any share option, share purchase or share bonus plan, agreement or arrangement approved by the Board; (ii) securities issued upon conversion of the Preferred Shares or exercise of any outstanding warrants or options; (iii) securities issued in connection with a bona fide acquisition of another business entity; or (iv) securities issued in a Qualified IPO; (v) securities issued in connection with any division of shares, dividend of shares or recapitalization of the Company.

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“Permitted Transferee” means a transferee of Common Shares through (i) a transfer by will or under the Laws of descent and distribution; or (ii) a transfer by a Founder of the Common Shares to any spouse or member of such Founder’s immediate family, or to a custodian, trustee, executor, or other fiduciary for the account of such Founder’s spouse or members of such Founder’s immediate family, or to a trust for such Founder’s own self, or a charitable remainder trust.

“Person” means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Preferred Shareholders” means the Series A Shareholders and the Series B Shareholders.

“Qualified IPO” means an IPO that values the Company at no less than US$350 million immediately prior to the IPO and that results in aggregate proceeds to the Company of US$70 million, net of Selling Expenses.

“Selling Expenses” means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

“Series A Original Issue Price” means US$3.7956, as adjusted for any share dividends, combinations, splits, recapitalizations and the like.

“Series B Original Issue Date” means the date of the first sale and issuance of Series B Shares.

“Series A Shareholders” means the holders of Series A Shares.

“Series B Original Issue Price” means US$10.5519, as adjusted for any share dividends, combinations, splits, recapitalizations and the like, or pursuant to Section 2.3(B) of the Series B Share Purchase Agreement.

“Series B Share Purchase Agreement” means the Share Purchase Agreement, dated January 3, 2008, by and among the Company, the holders of Series B Shares and other parties thereto.

“Series B Shareholders” means the holders of Series B Shares.

“Subsidiary” means, with respect to any Person, any other Person directly or indirectly controlled by such Person.

“U.S. GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis.

2. Dividend Rights. No distribution shall be declared with respect to the Common Shares at any time unless and until a distribution is likewise declared with respect to each outstanding Preferred Share such that the distribution the holder thereof shall be entitled to receive shall be equal to the distribution that such holder would have been entitled to receive if such Preferred Share had been converted into Common Shares immediately prior to the time such declaration is made; and no distribution shall be made with respect to the Common Shares at any time unless and until a distribution is likewise made with respect to each outstanding Preferred Shares such that the distribution made to the holder thereof shall be equal to the distribution that such holder would have received if such Preferred Share had been converted into Common Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

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3. Voting Rights. Each holder of Preferred Shares shall be entitled to such number of votes as equals the whole number of Common Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited. Except as otherwise provided herein or in the Memorandum and Articles of Association, or as required by law, the holders of Preferred Shares shall vote together with the holders of Common Shares, and not as a separate class or series, on all matters, except for those as provided in Article 4 hereof, put before the Members.

4. Protective Provisions.

4.1 Matters Requiring Shareholder Approval. For so long as any Preferred Share remains outstanding, in addition to any other vote or consent required elsewhere in the Memorandum and Articles of Association, the Company shall not (and shall not permit any member of the Company Group to) take any of the following actions without the affirmative vote of holders holding such number of Series A Shares representing more than two thirds (66.67%) of the then outstanding Series A Shares (voting as a separate class on an as-converted basis) and holders holding such number of Series B Shares representing a majority of the then outstanding Series B Shares (voting as a separate class on an as-converted basis), as the case may be and in the context of such matters set forth in this Section 4.1 which are by applicable laws required to be determined by the shareholders of the Company, the approval of the holders of at least two thirds (66.67%) of the then outstanding Series A Shares and the holders of at least a majority of the then outstanding Series B Shares shall be deemed obtained if the matter is approved at a general meeting of the Company with the affirmative votes of the holders of at least two thirds (66.67%) of the then outstanding Series A Shares and the affirmative votes of the holders of at least a majority of the outstanding Series B Shares or by way of written resolution signed by all the holders of the outstanding Preferred Shares:

(A) Amend, alter, waive or repeal any provision in connection with any of the rights, powers, privileges, preferences or restrictions for the Preferred Shares;

(B) Authorize, create or issue any new Equity Securities (including without limitation any new class or series of shares, common or preferred), or reclassify any outstanding shares of the Company;

(C) Amend, alter, waive or repeal any provision of the Memorandum of Association, Articles of Association, or other constitutional or governance documents of any member of the Company Group with prejudice to the rights, powers, privileges, preferences or restrictions for the Preferred Shares;

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(D) Repurchase or redemption of any securities of the Company, other than pursuant to (i) the redemption right of the holders of Preferred Shares as provided herein and in the Memorandum and Articles of Association, (ii) the contractual rights to repurchase or redeem Common Shares in accordance with the Series B Share Restriction Agreement dated January 3, 2008, or (iii) the contractual rights to repurchase or redeem Common Shares from the employees, directors or consultants upon the termination of their employment or services, at the lower of fair market value or cost;

(E) Sell, mortgage, pledge, lease, transfer or otherwise dispose of all or substantially all of the assets of any member of the Company Group;

(F) Engage in any recapitalization, reorganization, split-off, spin-off, or filing for bankruptcy, or any voluntary dissolution, winding-up, or liquidation of any member of the Company Group;

(G) Declare or pay a distribution or dividend with respect to Common Shares (referring to distributions or dividends with respect to the Common Shares declared solely payable or paid solely to holders of Common Shares); and

(H) Increase or decrease the size of the board of directors of any member of the Company Group and appoint the directors of any member of the Company Group.

4.2 Matters Requiring Director Approval. In addition to such other limitations as may be provided in the Memorandum and Articles of Association, the Company shall not (and shall not permit any member of the Company Group to) take any of the following actions without the affirmative vote of at least one (1) Series A Director and the Series B Director:

(A) Make any loan or advance to, or own any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(B) Make any loan or advance to any natural person, including without limitation any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of a employee stock or option plan approved by the Board;

(C) Make any guarantee or incur any indebtedness except for trade accounts arising in the ordinary course of business;

(D) Make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any international bank having a net worth in excess of US$100,000,000 or obligations issued or guaranteed by the United States of America or other sovereign government, in each case having a maturity not in excess of two (2) years;

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(E) Incur any aggregate indebtedness in excess of US$150,000 that is not already included in the approved budget plan, other than trade credit incurred in the ordinary course of business;

(F) Enter into or be a party to any transaction with any director, officer or employee of any member of the Company Group or any “associate” (as defined in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended) of any such Person except transactions resulting in payments to or by such member of the Company Group in an amount less than US$100,000 per year, or transactions made in the ordinary course of business, pursuant to reasonable requirements of business of such member of the Company Group and upon fair and reasonable terms;

(G) Appoint, remove or change the compensation of any executive officer or member of senior management, or adopt or amend any employee share option or similar incentive plan;

(H) Change the principal business, engage in any new line of business, or cease to carry on any existing line of business;

(I) Approve annual business plan or annual budget plan, or cause or make material alteration thereto;

(J) Sell, transfer, lease, license, pledge, mortgage or encumber any material assets, business, technology or intellectual property, other than transactions made in the ordinary course of business or according to the approved business plan or budget plan;

(K) Make any capital expenditure or other non-operating expenses in excess of US$100,000 that is not already included in the approved budget plan; and

(L) Contract with or rescind contract with any distributor that represents five percent (5%) or more of the aggregate sales volume of the Company Group.

5. Liquidation Rights

5.1 Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary:

(A) Before any distribution or payment shall be made to the holders of Series A Shares, Common Shares or any other classes of securities, each holder of Series B Shares shall be entitled to receive, on parity with each other, an amount equal to one hundred and fifty percent (150%) of the Series B Original Issue Price per Series B Share then held by such holder, plus all dividends declared and unpaid with respect thereto (the “Series B Preference Amount”). If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full on all Series B Shares of the Series B Preference Amount, then such assets shall be distributed among the holders of Series B Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(B) After distribution or payment of the Series B Preference Amount pursuant to the preceding paragraph and before any distribution or payment shall be made to the holders of Common Shares or any other classes of securities (other than Series B Shares), each holder of Series A Shares shall be entitled to receive, on parity with each other, an amount equal to one hundred and fifty percent (150%) of the Series A Original Issue Price per Series A Share then held by such holder, plus all dividends declared and unpaid with respect thereto (the “Series A Preference Amount”). If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full on all Series A Shares of the Series A Preference Amount, then such assets shall be distributed among the holders of Series A Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

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(C) After distribution or payment of the Series A Preference Amount pursuant to the preceding paragraph, the remaining assets of the Company available for distribution to the members shall be distributed among the holders of all classes of securities of the Company pro rata based on the number of Common Shares, Series A Shares and Series B Shares (on an as-converted basis) held respectively by each, provided that the holders of Series A Shares shall not be entitled to receive any further distribution or payment of the remaining assets of the Company available for distribution when such holders of Series A Shares have received an amount (inclusive of the Series A Preference Amount) equal to three hundred percent (300%) of the Series A Original Issue Price, in aggregate.

5.2 Liquidation on Sale or Merger. The following events shall be treated as a liquidation event under this Article 5:

(A) any consolidation, amalgamation or merger of the Company with or into any other Person, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, unless there has not been any change in the ultimate control of majority voting power; or

(B) a sale, lease or other disposition of all or substantially all of the assets of the Company.

6. Conversion Rights. The holders of Preferred Shares shall have the following rights described below with respect to the conversion of Preferred Shares into Common Shares. The number of Common Shares to which a holder shall be entitled upon conversion of any Series A Share shall be the quotient of the Series A Original Issue Price divided by the then-effective Series A Conversion Price. The number of Common Shares to which a holder shall be entitled upon conversion of any Series B Share shall be the quotient of the Series B Original Issue Price divided by the then-effective Series B Conversion Price. For the avoidance of doubt, the initial conversion ratio for Series A Shares or Series B Shares (as the case may be) to Common Shares shall be 1:1, subject to adjustment based on adjustments of the Series A Conversion Price or the Series B Conversion Price (the “Applicable Conversion Price” and each a “Conversion Price”), as set forth below:

6.1 Optional Conversion.

(A) Subject to and in compliance with the provisions of this Article 6.1, any Preferred Share may, at the option of the holder, be converted at any time into fully-paid and non-assessable Common Shares based on the then-effective Conversion Price; provided that no Preferred Share shall be convertible under this paragraph (A) if both of the following are true: (a) any part of the Conversion Redemption Amount (as defined below) associated with conversion of such Preferred Share requires payment out of the capital of the Company other than from available profits or the proceeds of any fresh issue of shares made for purposes of such payment and (b) following the date on which the conversion is to be effected the Company would be unable to pay its debts as they fall due in the ordinary course of business.

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(B) The holder of any Preferred Shares who desires to convert such shares into Common Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Common Shares to which the holder is entitled. No fractional Common Shares shall be issued upon conversion of the Preferred Shares, and the number of Common Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Common Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date.

6.2 Automatic Conversion.

(A) Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Series A Share or Series B Share (as the case may be) shall automatically be converted, based on the then-effective Applicable Conversion Price, into Common Shares upon either of (i) the closing of a Qualified IPO, or (ii) in respect of the Series A Shares, the vote or written consent of the holders of more than 50% of the then outstanding Series A Shares (voting together as a single class) or in respect of the Series B Shares, the holders of more than 50% of the then outstanding Series B Shares (voting together as a single class), as the case may be.

(B) The Company shall not be obligated to issue certificates for any Common Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Common Shares to which the holder is entitled. No fractional Common Shares shall be issued upon conversion of the Preferred Shares, and the number of Common Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Common Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Common Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Common Shares on the date of such conversion.

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6.3 Conversion Mechanism. The conversion hereunder of any Preferred Share (the “Conversion Share”) shall be effected in the following manner:

(A) The Company shall redeem the Conversion Share for aggregate consideration (the “Conversion Redemption Amount”) equal to (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined by the Board of Directors, of any other assets which are to be distributed upon such conversion.

(B) Concurrent with the redemption of the Conversion Share, the Company shall apply the Conversion Redemption Amount for the benefit of the holder of the Conversion Share to pay for any capital shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

(C) Upon application of the Conversion Redemption Amount, the Company shall issue to the holder of the Conversion Share all capital shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

6.4 Conversion Price. The “Series A Conversion Price” or the “Series B Conversion Price” (as the case may be) shall initially equal the Series A Original Issue Price or the Series B Original Issue Price (as the case may be), and shall be adjusted from time to time as provided below:

(A) Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Common Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(B) Adjustment for Common Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution to the holders of Common Shares payable in additional Common Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

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(C) Adjustment for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Common Shares or Common Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Common Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein.

(D) Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Common Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Article 5.2, then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Common Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(E) Sale of Shares Below the Conversion Price.

(a) If at any time, or from time to time, the Company shall issue or sell Additional Common Shares (other than as a subdivision or combination of Common Shares provided for in sub-clause (A) above and other than as a dividend or other distribution provided for in sub-clause (B) above) for a consideration per share less than the then existing Conversion Price, then the Conversion Price shall be adjusted, as of the opening of business on the date of such issue or sale, to a price equal to the quotient determined by dividing (a) the aggregate consideration received by the Company for Additional Ordinary Shares by (b) the total number of Additional Ordinary Shares issued or sold.

(b) For the purpose of making any adjustment in a Conversion Price or number of Common Shares issuable upon conversion of the Preferred Shares, as provided above: (x) to the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any expenses payable directly or indirectly by the Company and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale; (y) to the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof, as determined in good faith by the Board of Directors as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and (z) if Additional Common Shares or Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Common Shares or Common Share Equivalents shall be computed as that portion of the consideration received which is reasonably determined in good faith by the Board of Directors, including at least one (1) Series A Director and the Series B Director, to be allocable to such Additional Common Shares or Common Share Equivalents.

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(c) For the purpose of making any adjustment in a Conversion Price provided in this sub-clause (E), if at any time, or from time to time, the Company issues any Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares and the Effective Conversion Price of such Common Share Equivalents is less than a Conversion Price in effect immediately prior to such issuance, then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Common Shares issuable upon the exercise, conversion or exchange of such Common Share Equivalents and to have received in consideration for each Additional Common Share deemed issued an amount equal to the Effective Conversion Price.

(i) In the event of any increase in the number of Common Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Common Share Equivalents where the resulting Effective Conversion Price is less than a Conversion Price at such date, including without limitation a change resulting from the anti-dilution provisions thereof, such Conversion Price shall be recomputed to reflect such change as if, at the time of issue for such Common Share Equivalent, such Effective Conversion Price applied.

(ii) If any right to exercise, convert or exchange any Common Share Equivalent shall expire without having been fully exercised, a Conversion Price as adjusted upon the issuance of such Common Share Equivalent shall be readjusted to the Conversion Price which would have applied if such Common Share Equivalents had not been issued.

(iii) For any Common Share Equivalent with respect to which a Conversion Price has been adjusted under this sub-clause (c), no further adjustment of such Conversion Price shall be made solely as a result of the actual issuance of Common Shares upon the actual exercise or conversion of such Common Share Equivalent.

(F) Performance Adjustment. Immediately upon the issue of the audited consolidated income statement of the Company Group for the year ended December 31, 2008 (the “2008 Income Statement”) prepared in accordance with the U.S. GAAP by an accounting firm agreed by the Series B Shareholders and the Company, and retained by the Company being one of the "Big-4" international accounting firms (the “Auditor”), if the Combined Net Earnings (as defined below) is less than US$16,000,000 (the “Target Combined Net Earnings”), the Series B Shareholders shall, at the election, be entitled to an adjustment through one of the methods set forth in Sections 6.4(F)(a) and (b) below at its own discretion:

(a) Adjustment to Conversion Price

Unless otherwise selected by the Series B Shareholders in accordance with Section 6.4(F)(b) below, the Series B Conversion Price shall be automatically adjusted downward (but not upward) to a price (calculated to the nearest one hundredth of a cent) determined in accordance with the following formula:

ACP = ICP x (APV-SP) / (IPV-SP)

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For purpose of the foregoing formula, the following definitions shall apply: (1) ACP shall mean the Series B Conversion Price immediately after such adjustment; (2) ICP shall mean the Series B Conversion Price immediately prior to such adjustment; (3) APV shall mean the sum obtained by multiplying IPV by a fraction, the numerator of which shall be the Combined Net Earnings and the denominator of which shall be the Target Combined Net Earnings, but in no event shall APV be less than US$80,000,000; (4) SP shall mean the aggregate Purchase Price (as defined in the Series B Share Purchase Agreement), i.e., US$27,500,000; and (5) IPV shall mean US$115,500,000.

(b) Adjustment to Purchase Price

If the Series B Shareholders deliver a written notice to the Company within ten (10) days following the date on which the 2008 Income Statement is issued requesting the use of the adjustment method set forth in this Section 6.4(F)(b), the Purchase Price of each Series B Shareholder shall be adjusted downward (but not upward) to an amount determined in accordance with the following formula:

APP = (ICP-ACP) x NCS

For purpose of the foregoing formula, the following definitions shall apply: (1) APP shall mean the adjusted amount of the relevant Purchase Price; (2) ICP and ACP shall be determined in accordance with the formula set forth in Section 6.4(F)(a); and (3) NCS shall mean the number of the Common Shares, issuable immediately prior to such adjustment upon the conversion of the Series B Shares held by such Series B Shareholder.

The Company shall, within ten (10) days following the receipt of such written notice, out of funds legally available, refund the adjusted amount of the relevant Purchase Price to each Investor by wire transfer of immediately available U.S. dollar funds to the bank account designated by such Investor in such written notice. For the avoidance of doubt, if the Series B Shareholders effect the adjustment under this Section 6.4(F)(b), they shall not be entitled to the adjustment set forth in Section 6.4(F)(a) and the Series B Original Issue Price shall be adjusted accordingly.

(c) Certain Definitions Applicable to Section 6.4(F)

“Net Earnings” of a company shall mean the consolidated and normalized positive profit after tax (excluding one-off, non-recurring and extraordinary items) attributable to the shareholders of such company, and non-recurring items shall mean profits from activities not related to the principal business of such company.

“Combined Net Earnings” shall mean the sum of the 2007 Net Earnings and the 2008 Net Earnings. The “2007 Net Earnings” shall mean the Net Earnings of the Company Group as determined from the audited consolidated income statement of the Company Group for the year ended December 31, 2007 prepared in accordance with the U.S. GAAP by the Auditor. The “2008 Net Earnings” shall mean the Net Earnings of the Company Group as determined from the 2008 Income Statement; provided that if the Company Group completes any acquisition, whose consideration shall only be made in cash (except for the acquisitions of Beijing Libeier Biology Engineering Research Institute and Changzhou Kangdi Medical Staplers Co., Ltd.) during year 2008, the Net Earnings of the acquired company for the full year of year 2008 shall be used in the calculation of the 2008 Net Earnings for the purpose of this Section 6.4(F). The Auditor shall determine the amount of the 2008 Net Earning when it issues the 2008 Income Statement.

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(G) Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 6.4 are not strictly applicable, but the failure to make any adjustment to a Conversion Price would not fairly protect the conversion rights of Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 6.4, necessary to preserve, without dilution, the conversion rights of the Preferred Shares. If any holder of the then outstanding Preferred Shares shall reasonably and in good faith disagree with such determination by the Company, then the Company shall appoint an accounting firm of international standing and reputation, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of such Preferred Shares and shall make the adjustments described therein.

(H) Certificate of Adjustment. In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Shares at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Common Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Common Shares and the type and amount, if any, of other property which would be received upon conversion of the Preferred Shares after such adjustment or readjustment.

(I) Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of any Preferred Shares as set forth herein, the Company shall give notice to the holders of such Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of such Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

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(J) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(K) Notices. Any notice required by the provisions of this Article 6.4 shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(L) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which the Preferred Share so converted were registered.

7. No Reissuance of Preferred Shares. No Preferred Share acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

8. Redemption. Except as provided for in this Article 8, the Preferred Shares shall not be redeemable.

8.1 Optional Redemption. At any time after three (3) years from the Series B Original Issue Date (the “Redemption Start Date”) and subject to applicable law, then at the written request to the Company made by the holders of at least a majority of the then outstanding Series A Shares or the holders of at least a majority of the then outstanding Series B Shares, in each case in respect of each series acting together as a single class on an as-converted basis, such holders may require that the Company redeem all of the then outstanding relevant Preferred Shares in accordance with terms of this Article 8. Following receipt of the request for redemption from such holders, the Company shall within fifteen (15) business days give written notice (the “Redemption Notice”) to each holder of record of a Preferred Share, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that the holders of Series A Shares or Series B Shares have elected redemption of all of the relevant Preferred Shares pursuant to the provisions of this Article 8.1, shall specify the redemption date, and shall direct the holders of such shares to submit their share certificates to the Company on or before the scheduled redemption date. For the avoidance of doubt, if the holders of at least a majority of the then outstanding Preferred Shares of a particular series requests such redemption, the holders of the remaining Preferred Shares of such series shall redeem all their outstanding Preferred Shares of such series in accordance with the above notice, and the holders of the Preferred Shares of other series shall have the right, but not obligation, to participate in such redemption in accordance with the above notice. The redemption price for each Preferred Share redeemed pursuant to this Article 8.1 shall be determined pursuant to Article 8.2 (the “Redemption Price”). The closing (the “Redemption Closing”) of the redemption of the Preferred Shares pursuant to this Article 8 will take place on the one-month anniversary of the date of the Redemption Notice at the offices of the Company, or such other date or other place as the holders of a majority of the Series A Shares, the holders of a majority of Series B Shares and the Company may mutually agree in writing. At the Redemption Closing, subject to applicable law, the Company will, from any source of funds legally available therefor, redeem each Preferred Share by paying in cash therefor the applicable Redemption Price, against surrender by such holder at the Company’s principal office of the certificate representing such share. From and after the Redemption Closing, if the Company makes the applicable Redemption Price available to a holder of Preferred Share, all rights of such holder (except the right to receive the applicable Redemption Price) will cease with respect to such Preferred Share, and such Preferred Share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

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8.2 Redemption Price

(A) In connection with the redemption of any Series A Share under Article 8.1, the Company shall pay a Series A Redemption Price equal to the greater of:

(a) an amount equal to:

IP x (1.2)n, where:

IP = the Series A Original Issue Price; and

n = a fraction the numerator of which is the number of calendar days from the date on which such Series A Share was issued up to and including the date on which such Series A Share is redeemed and the denominator of which is 365;

plus all declared but unpaid dividends on such Series A Share through the date of redemption thereof; and

(b) an amount equal to the Series A Original Issue Price plus all declared but unpaid dividends on such Series A Share through the date of redemption thereof plus such Series A Share’s (treated on an as-if converted basis) ratable portion of the total undistributed profits of the Company.

(B) In connection with the redemption of any Series B Share under Article 8.1, the Company shall pay a Series B Redemption Price equal to the greater of:

(a) an amount equal to:

IP x (1.3)n, where:

IP = the Series B Original Issue Price; and

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n = a fraction the numerator of which is the number of calendar days from the date on which such Series B Share was issued up to and including the date on which such Series B Share is redeemed and the denominator of which is 365;

plus all declared but unpaid dividends on such Series B Share through the date of redemption thereof; and

(b) for each Series B Share, an amount equal to the Series B Original Issue Price plus all declared but unpaid dividends on such Series B Share through the date of redemption thereof plus such Series B Share’s (treated on an as-if converted basis) ratable portion of the total undistributed profits of the Company; and

(c) an amount equal to the fair market value of each Series B Share (exclusive of liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreeable by the Company and the Lead Investor.

8.3 Insufficient Assets. If the Company’s assets which are legally available on the date that any redemption payment under this Article 8 is due are insufficient to pay in full all redemption payments to be paid on such date, those assets which are legally available shall be used to first pay all redemption payments in connection with any Series B Share due on such date ratably in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon, and then any remaining assets which are legally available shall be used to pay all redemption payments in connection with any Series A Share due on such date ratably in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon. Thereafter, all assets of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due. Without limiting any rights of the holders of Preferred Shares which are set forth in the Memorandum and Articles of Association, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

9. Restrictions on Share Transfer by Founders

9.1 Prohibition on Transfer of Shares. Except as otherwise provided in this Annex, the Founders will not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way (each, a “Transfer”), all or any part of any interest in the Equity Securities now or hereafter owned or held by the Founders. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of the Equity Securities not made in conformance with this Annex shall be null and void, shall not be recorded on the books of the Company, and shall not be recognized by the Company.

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9.2 Rights of First Refusal

(A) Transfer Notice. If at any time a Founder (a “Transferor”) proposes to Transfer Equity Securities to one or more third parties pursuant to an understanding with such third parties, then the Transferor shall give the Company and each Preferred Shareholder written notice of the Transferor’s intent to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), including without limitation the number of Equity Securities to be Transferred, (ii) the identity (including name and address) of any prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from each prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(B) Company’s Option. The Company shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as are described in the Transfer Notice. The Company may exercise such purchase option and, thereby, purchase all or a portion of the Offered Shares by notifying the Transferor in writing before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. If the Company gives the Transferor notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased, at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 9.2(E).

(C) Additional Transfer Notice. If the Company has declined to purchase all, or a portion of, the Offered Shares in connection with a proposed Transfer, then the Transferor shall give each Preferred Shareholder a written “Additional Transfer Notice,” which shall include all of the information and certifications required in a Transfer Notice, and shall additionally identify the Offered Shares which the Company has declined to purchase (the “Remaining Shares”) and briefly describe the Preferred Shareholders’ rights of first refusal with respect to the proposed Transfer.

(D) Preferred Shareholders’ Option

(i) Each Preferred Shareholder shall have an option for a period of thirty (30) days from the Preferred Shareholder’s receipt of the Additional Transfer Notice to elect to purchase its respective pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice.

(ii) Each Preferred Shareholder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share of the Remaining Shares, by notifying the Transferor and the Company in writing, before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. For purposes of this clause (ii), each Preferred Shareholder’s pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, of which the number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) owned by such Preferred Shareholder on the date of the Transfer Notice shall be the numerator and the total number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) held by all Preferred Shareholders on the date of the Transfer Notice shall be the denominator.

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(iii) If any Preferred Shareholder fails to exercise its option to purchase its pro rata share of the Remaining Shares, the Company shall give written notice (a “Reallotment Notice”) to each Preferred Shareholder who has fully exercised its option to purchase a pro rata portion of the Remaining Shares. The Reallotment Notice shall include all of the information and certifications required in a Transfer Notice and briefly describe the Preferred Shareholders’ rights of reallotment. The Reallotment Notice shall further identify the Remaining Shares in respect of which any Preferred Shareholder has failed to exercise its right of first refusal (or in the case where there has been a prior Reallotment Period, in respect of which any Preferred Shareholder has failed to exercise its right of reallotment) (the “Reallotment Shares”).

(iv) Each Preferred Shareholder entitled to receive a Reallotment Notice (a “Participating Holder”) shall have an option to purchase, at the same price and subject to the same material terms and conditions as described in any Reallotment Notice, all or part of its pro rata share of the Reallotment Shares described in such Reallotment Notice. Such option shall be exercisable by each Participating Holder by notifying the Company and the Transferor in writing, within ten (10) days after delivery to the Participating Holder of the Reallotment Notice (a “Reallotment Period”). For purposes of this clause (iv), each Participating Holder’s pro rata share of the Reallotment Shares shall be a fraction of the Reallotment Shares, of which the number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) owned by such Participating Holder on the date of the Transfer Notice shall be the numerator and the total number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) held by all Participating Holders on the date of the Transfer Notice shall be the denominator.

(v) On expiration of any Reallotment Period, the Company shall issue a new Reallotment Notice to each of the Preferred Shareholders that have exercised their right of reallotment in such period, and such Preferred Shareholders shall be given an additional right of reallotment under clause (iv) above, unless either (x) the Preferred Shareholders have exercised any rights of first refusal and rights of reallotment with respect to all the Remaining Shares or (y) no Preferred Shareholder shall have exercised its right of reallotment during such Reallotment Period.

(vi) Each Preferred Shareholder shall be entitled to apportion Remaining Shares to be purchased among its partners and affiliates, provided that such Preferred Shareholder notifies the Transferor of such allocation.

(vii) If any Preferred Shareholder exercises its option under this paragraph (D) to purchase any Remaining Shares, then payment for the Remaining Shares shall be by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed by the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after the expiration of any period for exercise by such Preferred Shareholders of their right of first refusal with respect to the Remaining Shares and all periods for exercise by the Preferred Shareholders of any right of reallotment, unless the Additional Transfer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 9.2(E).

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(E) Valuation of Property

(i) Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company (or the Preferred Shareholders) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.

(ii) If the Transferor and the Company (or, failing exercise by the Company of its option under Section 9.2(B), the Preferred Shareholders) cannot agree on such cash value within ten (10) days after the Company’s receipt of the Transfer Notice (or the Preferred Shareholders’ receipt of the Additional Transfer Notice), the valuation shall be made by an appraiser of recognized international reputation and standing selected by the Transferor and the Company (or the Preferred Shareholders) or, if they cannot agree on an appraiser within twenty (20) days after the Company’s receipt of the Transfer Notice (or the Preferred Shareholders’ receipt of the Additional Transfer Notice), each shall select an appraiser of recognized international reputation and standing and the two appraisers shall designate a third appraiser of recognized international reputation and standing, whose appraisal shall be determinative of such value.

(iii) The cost of such appraisal shall be equally borne by the Transferor and the Company, or the Preferred Shareholders as the case may be.

(iv) If the time for the closing of the Company’s purchase (or the Preferred Shareholders’ purchase) has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), such closing shall be held on or prior to the fifth (5th) business day after such valuation shall have been made pursuant to this Section 9.2(E).

9.3 Right of Co-Sale

(A) To the extent the Company and the Preferred Shareholders do not exercise their respective rights of first refusal (and any right of reallotment) as to all of the Offered Shares within the time period stipulated in Section 9.2, then subject to this Section 9.3, the Transferor may sell the Offered Shares as to which the Company and the Preferred Shareholders did not exercise their rights of first refusal (the “Co-Sale Shares”).

(B) Within fifteen (15) days after expiration of the time for exercise by the Company and the Preferred Shareholders of any rights of first refusal hereunder (and any right of reallotment) in respect of the Offered Shares, the Transferor shall give written notice to each Preferred Shareholder which has not exercised a right of first refusal in respect of the Offered Shares, which notice shall indicate the number of Co-Sale Shares and advise such Preferred Shareholder of its co-sale rights with respect to such Co-Sale Shares. Each such Preferred Shareholder (a “Selling Holder”) that notifies the Transferor in writing within fifteen (15) days after receipt of the co-sale notice shall have a right to participate in any sale by the Transferor of the Co-Sale Shares on the same terms and conditions as specified in the Transfer Notice. Such Selling Holder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Holder wishes to sell under its right to participate.

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(C) To the extent one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

(D) Each Selling Holder may elect to sell up to such number of Equity Securities equal to (assuming the exercise, conversion and exchange of any Common Share Equivalents) the product of (i) the number of the Co-Sale Shares, multiplied by (ii) a fraction, the numerator of which is the number of Common Shares (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) owned by the Selling Holder on the date of the Transfer Notice, and the denominator of which is the total number of Common Shares (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) owned by the Transferor and all of the Selling Holders on the date of the Transfer Notice.

(E) Each Selling Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Holder elects to sell; provided, however that if the prospective third-party purchaser objects to the delivery of Equity Securities in lieu of Common Shares, such Selling Holder shall convert such Equity Securities into Common Shares and deliver certificates corresponding to such Common Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(F) The share certificate or certificates that a Selling Holder delivers to the Transferor pursuant to Section 9.3(e) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.

(G) To the extent that any prospective purchaser prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase such shares or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

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9.4 Non-Exercise of Rights

(A) To the extent that the Company and the Preferred Shareholders have not exercised their rights to purchase the Offered Shares within the time periods specified in Section 9.2 and the Preferred Shareholders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 9.3, the Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell the Offered Shares to any third-party transferee identified in the Transfer Notice so long as (i) the terms and conditions (including the purchase price) of such sale are no more favorable than those specified in the Transfer Notice and (ii) such third-party transferee shall have executed a binding instrument, in form and substance acceptable to the holders of a majority of Preferred Shares (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents), assuming all the rights and obligations of the Transferor as a Founder under this Annex, including without limitation the obligations under this Section 9 with respect to any transfer of Equity Securities by a Founder. Within fifteen (15) days of entering into any agreement to sell Offered Shares to a third-party transferee under this Section 9.4, the Transferor shall furnish each Preferred Shareholder with a copy of all agreements relating to such sale.

(B) In the event the Transferor does not consummate the sale or disposition of the Offered Shares or the Remaining Shares within sixty (60) days from the expiration of such rights, the Company’s first refusal rights and the Preferred Shareholders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares or the Remaining Shares by the Transferor until such rights lapse in accordance with the terms of this Annex.

(C) The exercise or non-exercise of the rights of the Company and the Preferred Shareholders under this Section 9 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Founders of Equity Securities or subsequently participate in sales of Equity Securities by the Founders hereunder.

9.5 Prohibited Transfers.

(A) In the event any Founder should sell any Equity Securities in contravention of the co-sale rights of the Preferred Shareholders under Section 9.3 (a “Prohibited Transfer”), the Preferred Shareholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Founder shall be bound by the applicable provisions of such option.

(B) In the event of a Prohibited Transfer, each Preferred Shareholder shall have the right to sell to the Founder the type and number of Equity Securities equal to the number of Equity Securities such Preferred Shareholder would have been entitled to transfer to the third-party transferee(s) under Section 9.3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the third-party transferee(s) to the Founder in the Prohibited Transfer. The Founder shall also reimburse each Preferred Shareholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Preferred Shareholder’s rights under Section 9.

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(ii) Within ninety (90) days after the later of the dates on which the Preferred Shareholder (A) received notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, such Preferred Shareholder shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold under this Section 9.5 by such Preferred Shareholder, each certificate to be properly endorsed for transfer.

(iii) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by a Preferred Shareholder, pursuant to this Section 9.5, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in clause (i), in cash or by other means acceptable to the Preferred Shareholder.

(iv) Notwithstanding the foregoing, any attempt by a Founder to Transfer Equity Securities in violation of this Section 9 shall be void, and the Company agrees it will not effect such a Transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of a majority in interest of the Preferred Shareholders.

9.6 Limitation on Rights of First Refusal and Co-Sale

(A) Notwithstanding the provisions of this Section 9, any Founder may Transfer, with or without consideration, any Equity Securities to any Permitted Transferee, provided that each such transferee or assignee, prior to the closing of the Transfer, shall have executed documents assuming the obligations of such Founder under this Annex with respect to the transferred Equity Securities.

(B) Notwithstanding the provisions of this Section 9, the parties hereto acknowledge and agree that the Investors will purchase certain Common Shares from certain Founders pursuant to Section 2.4 of the Series B Share Purchase Agreement, and such purchase shall not be deemed as a Transfer under this Section 9.

9.7 Application to Employees. If an employee of the Company Group holds more than two percent (2%) of all the Equity Securities of the Company (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents) pursuant to the Company’s employee share incentive plan, including without limitation the ESOP (as defined below), all the restrictions and requirements with respect to the Transfer as set forth in this Section 9 shall apply to him or her.

10. Preemptive Right

10.1 General. The Company hereby grants to each Preferred Shareholder a preemptive right to purchase up to a pro rata share of any New Securities which the Company may, from time to time, propose to sell and issue. A Preferred Shareholder’s “pro rata share”, for purposes of this right, shall be determined according to the number of Common Shares owned by such Preferred Shareholder immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents) in relation to the total number of Common Shares outstanding immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents). Each Preferred Shareholder shall have a right of over-allotment such that, if any Preferred Shareholder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Preferred Shareholder’s portion on a pro rata basis within ten (10) days from the date such non-purchasing Preferred Shareholder fails to exercise its right hereunder.

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10.2 Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preferred Shareholder written notice (an “Issuance Notice”) of such intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Preferred Shareholder shall have thirty (30) days after any such notice is mailed or delivered to agree to purchase up to such Preferred Shareholder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

10.3 Sales by Company. Upon the expiration of forty (40) days from the Company’s delivery of the Issuance Notice and for sixty (60) days thereafter, the Company may sell any New Securities with respect to which the Preferred Shareholders’ preemptive right under this Section 10 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such sixty-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Preferred Shareholders in the manner provided in Section 10.1 above.

11. Drag-Along Right

11.1 Trade Sale. If at any time after the Closing (as defined in the Series B Share Purchase Agreement) there shall be a bona fide offer from a third party to effect a Trade Sale (as defined below), and if so requested by the written notice from the holders of at least two-thirds of the outstanding Preferred Shares (voting together as a single class on an as converted basis), each of the holders of the Equity Securities and their respective assignees shall consent to, enter into any agreement in connection with, and participate in, and use their best efforts to cause all other holders to consent to, enter into any agreement in connection with, and participate in, such Trade Sale; provided that (i) the Preferred Shareholders sending the written notice have approved the terms and conditions of such Trade Sale and have committed to participate in such Trade Sale, and (ii) the implied valuation of the Company pursuant to such Trade Sale is at least US$220,000,000, which is two and half (2.5) times the pre-money valuation of the Company in connection with the issuance of Series B Shares under the Series B Share Purchase Agreement (subject to adjustment pursuant to Section 2.3 of the Series B Share Purchase Agreement), provided further that the implied valuation requirement set forth above shall not apply after the third anniversary from the date of the Closing (in which case the valuation of the Company for such Trade Sale shall be no less than the Company’s fair market value, which will be equal to the mean between the last reported representative bid and asked prices quoted by the applicable system for such date, and if the foregoing is not applicable, will be as reasonably determined by a majority of the Board, which majority shall include at least one (1) Series A Director and the Series B Director). For purpose of this Section 11, “Trade Sale” means either (i) a merger, consolidation or other business combination of the Company Group with or into any other business entity in which the shareholders of the Company Group immediately before such merger, consolidation or business combination hold Equity Securities representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company Group.

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11.2 Transfer of Preferred Shares. If at any time after the Closing the holders of at least two-thirds of the outstanding Preferred Shares (voting together as a single class on an as converted basis) propose to Transfer all their Preferred Shares to a bona fide third party, upon the written request from such Preferred Shareholders, each of the holders of the Equity Securities and their respective assignees shall consent to, enter into any agreement in connection with, and participate in, and use their best efforts to cause all other shareholders of the Company to consent to, enter into any agreement in connection with, and participate in, the Transfer of all their Equity Securities to such third party on the same terms and conditions as applicable to the Transfer by the Preferred Shareholder proposing such Transfer; provided that the implied valuation of the Company pursuant to such Trade Sale is at least US$220,000,000, which is two and half (2.5) times the pre-money valuation of the Company in connection with the issuance of Series B Shares under the Series B Share Purchase Agreement (subject to adjustment pursuant to Section 2.3 of the Series B Share Purchase Agreement), provided further that the implied valuation requirement set forth above shall not apply after the third anniversary from the date of the Closing (in which case the valuation of the Company for such Trade Sale shall be no less than the Company’s fair market value, which will be equal to the mean between the last reported representative bid and asked prices quoted by the applicable system for such date, and if the foregoing is not applicable, will be as reasonably determined by a majority of the Board, which majority shall include at least one (1) Series A Director and the Series B Director).

11.3 Additional Undertaking. It is agreed that in connection with a transaction contemplated in Section 11.1 or 11.2 above, each of the holders of the Equity Securities will be required to make customary representations and warranties with respect to such transaction, obtain any consents or approvals that can be obtained without significant expenses and pay its pro rata share of expenses incurred in connection with such transaction.

12. Prohibition on Transfer of Shares

12.1 Prohibition on Transfer. Founders may not transfer all or any part of any interest in the Restricted Shares (as defined below) now or hereafter owned or held by such Founders. Shares held by a Founder that are not Restricted Shares (the “Vested Shares”) shall be transferable by such Founder subject to the terms of this Annex. It shall be a condition to any Transfer of Common Shares that the transferee of the Shares shall execute such documents as the Company reasonably may require to ensure that the Company’s rights under this Annex adequately are protected with respect to such Common Shares, including without limitation the transferee’s agreement to be bound by all of the terms and conditions of this Annex, as if he, she or it were the original holder of such Common Shares. Any Transfer of Shares not made in conformance with this Annex shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

12.2 Escrow. Each Founder shall deposit the certificates representing all Common Shares (together with an Assignment Separate from Certificate executed by the Founder in blank with respect to such certificates) in escrow with the Company to be held and transferred only in accordance with the provisions of this Annex. Such Founder shall immediately deliver to the Company, to be similarly held in escrow, any new, substituted or additional securities or other property described in Section 13.5. All regular cash dividends on Common Shares (or other securities at the time held in escrow) shall be paid directly to Founders and shall not be held in escrow. All Common Shares, together with any other assets or securities held in escrow hereunder, shall be released to Founders when such Common Shares are no longer subject to the Repurchase Option (as defined below), or when such Common Shares are properly transferred in compliance with this Annex, or when otherwise agreed by the holders of two-thirds ( 2/3) of the outstanding Series A Shares and the holders of a majority of the outstanding Series B Shares in writing.

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13. Repurchase Option

13.1 General. All of the Common Shares held by each Founder or one or more of such Founder’s Permitted Transferees shall be subject to the right of the Company to repurchase (the “Repurchase Option”) in accordance with this Section 13. Subject to Section 13.2, all of the Common Shares held by a Founder on the date of adoption of these Articles shall initially be deemed “Restricted Shares.” In the event that a Founder’s proposed Transfer of the Restricted Shares held by such Founder has been approved by a majority of the Board, which majority shall include at least one (1) Series A Director and the Series B Director (any Transfer approved pursuant to this Section 13.1, an “Approved Transfer”), the Company shall have an irrevocable, exclusive option to repurchase (i) all or any portion of the Restricted Shares at a per share price equal to the greater of (1) US$0.01 and (2) the price paid by such Founder for each share (as adjusted for share splits, share combinations, recapitalizations, reclassifications or similar transactions), and (ii) all or any portion of the Vested Shares held by such Founder at a price equal to the Fair Market Value of such Common Shares.

13.2 Vesting. If a Founder remains holding the Common Shares of the Company, 33.33% of the total Restricted Shares held by such Founder shall become Vested Shares on the one (1) year anniversary of the date of the first sale and issue of the Series A Shares. Thereafter, 33.33% of the total Restricted Shares held by such Founder shall become Vested Shares and shall no longer be deemed Restricted Shares at the end of each subsequent year of continuous shareholding by such Founder, so that at the end of three (3) years of continuous shareholding in the Company, the entirety of the Restricted Shares held by such Founder shall have become Vested Shares and shall no longer be deemed Restricted Shares. Notwithstanding the foregoing, all the Restricted Shares shall be deemed vested upon a Qualified IPO. It is acknowledged that as of the date of adoption of these Articles, 33.33% of the total Restricted Shares held by each Founder has vested and become Vested Shares pursuant to this Section 13.2.

13.3 Mechanism of Repurchase. Within ninety (90) days following the date on which the Board approves an Approved Transfer (the “Repurchase Period”), the Company may exercise the Repurchase Option by written notice delivered or mailed to the relevant Founder. At the Company’s option, the aggregate repurchase price of the Common Shares being repurchased may be paid: (i) by delivery with such notice of a check to such Founder or his executor, or (ii) by way of set off any indebtedness owing by such Founder to the Company, or (iii) by a combination of (i) and (ii) so that the combined payment and set-off of indebtedness equals such repurchase price. Upon delivery of such notice and so long as the Company makes available payment of the repurchase price as provided herein, the repurchase shall be deemed completed, and the Common Shares being repurchased and all rights and interests therein shall be canceled, and the Founder shall no longer be considered the owner of those Common Shares repurchased for record or any other purposes and will be entitled thereafter only to receipt of the purchase price for the Common Shares repurchased.

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13.4 Non-Exercise of Repurchase Option. The Company may, with the consent from the holders of two-thirds ( 2/3) of the outstanding Series A Shares and the holders of a majority of the outstanding Series B Shares, designate and assign one or more employees, officers or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s purchase rights under this Annex and purchase all or a part of such Common Shares to be transferred under an Approved Transfer during the Repurchase Period. If the Company or its assignee has not elected to exercise the purchase rights during the Repurchase Period, then, after the expiration of the Repurchase Period, all Common Shares of such Founder that are not repurchased pursuant to this Annex shall no longer be subject to the Repurchase Option.

13.5 Add Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, the Repurchase Option under this Section 13 shall apply mutatis mutandis to any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Common Shares held by any Founder, to the same extent as such Common Shares. All such additional and substituted securities or other property shall be deposited in escrow pursuant to Section 12.2.

14. Board of Directors and ESOP

14.1 Board Representation of Domestic Entity. The board of directors of the Domestic Entity shall be composed in the same manner as provided in Section 38 of the Articles of Association. The holders of Common Shares and Preferred Shares shall cause their nominees on the board of directors of the Domestic Entity to vote in the manner determined by the Board and shall cause any director who fails to vote in such manner to be removed. The Company shall take all steps as are necessary to cause the provisions with respect to the governance of the Company to apply mutatis mutandis to the governance of each member of the Company Group.

14.2 Committees of Board

(A) The Board shall establish a compensation committee (the “Compensation Committee”) to manage the compensation affairs of the Company Group, including implementing salary and equity guidelines for the Company Group, approving compensation packages, severance agreements and employment agreements for all senior managers (at the level of vice president or above) as well as administering employee equity incentive plans of the Company Group. The Compensation Committee shall consist of three (3) Directors, including one (1) Common Director, one (1) Series A Director and one (1) Series B Director. All acts of the Compensation Committee shall require the unanimous approval of all the members of the Compensation Committee.

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(B) The Board shall also establish an audit committee (the “Audit Committee”) to assist the Board in providing an independent review of the financials of the Company Group, effectiveness of the financial reporting process, the internal control system of the Company Group and other auditing functions as the Board thinks fit. The Audit Committee shall consist of three (3) Directors, including one (1) Common Director, one (1) Series A Director and one (1) Series B Director. All acts of the Audit Committee shall require the unanimous approval of all the members of the Audit Committee.

14.3 ESOP. Up to 1,710,868 Common Shares are reserved for issuance pursuant to an employees’ stock option plan of the Company, which shall be approved by the Board with the affirmative vote of the Series B Director (the “ESOP”). Options granted under the ESOP shall vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) monthly vesting in thirty-six (36) equal installments over the next three (3) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities of the Company shall provide for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of termination of employment (whether actual or constructive), except that in the event of a merger, consolidation, sale of all or substantially all of the assets of the Company or any other transaction, as a result of which the then existing shareholders of the Company will cease to own a majority of the voting securities of the Company upon occurrence of such event, should an employee be terminated without cause within one (1) year after such event, the Board (with the consent from the Series B Director) may decide to grant one (1) year acceleration to such terminated employee. The Compensation Committee shall be authorized to administer the ESOP and allocate and grant options under the ESOP. Notwithstanding the foregoing, the outstanding options of the Company on the date of adoption of these Articles as disclosed to the Series B Shareholders in writing shall vest and be exercised according to the existing terms and conditions of such options.

15. Termination of Preferred Shareholders’ Certain Rights. Preferred Shareholders’ rights of first refusal, co-sale, drag-along and preemptive rights set forth under Sections 9, 10 and 11 shall terminate upon the closing of a Qualified IPO.

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Schedule A

Jiang Yikang

Shen Jiankai

Zhao Gang

Shi Wenmei

Jiang Jianhua

Jiang Huiying

Jiang Zhenyu

Du Jun

Du Tingting

Tan Yu

Zhou Hua

Yang Xiaohui

Xu Meizhen

Wang Jingbo

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EXHIBIT B

RESTATED INVESTORS’ RIGHTS AGREEMENT

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

by and among

CHINA KANGHUI HOLDINGS

EXISTING SHAREHOLDERS

and

INVESTORS

dated as of January 3, 2008

SCHEDULE A
PART A	EXISTING SHAREHOLDERS
PART B	INVESTORS

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of January 3, 2008, by and among China Kanghui Holdings, an exempt company organized and existing under the Laws of the Cayman Islands (the “Company”); each of the parties set forth in Part A of Schedule A (each an “Existing Shareholder”, and collectively the “Existing Shareholders”); and each of the parties set forth in Part B of Schedule A (each an “Investor”, and collectively the “Investors”).

RECITALS

WHEREAS, the Company, certain Existing Shareholders and the Investors are parties to that certain Share Purchase Agreement dated January 3, 2008 (the “Share Purchase Agreement”);

WHEREAS, the Series A Shareholders (as defined below) and the Company are parties to that certain Investors’ Right Agreement, dated as of July 10, 2006 (the “Prior Agreement”), which provides the Series A Shareholders with certain rights;

WHEREAS, the Company and the Existing Shareholders wish to provide further inducement to the Investors to purchase the Series B Shares (as defined below) by amending and restating the Prior Agreement to include the Investors and to amend and restate the rights and obligations set forth therein, in each case as set forth herein;

WHEREAS, it is a condition precedent under the Share Purchase Agreement that this Agreement shall be entered into and the parties hereto desire to enter into this Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Interpretation

1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Agreement, “control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Securities Law” means (i) with respect to any offering of securities in the U.S., or any other act or omission within that jurisdiction, the securities Law of the U.S., including the Exchange Act and the Securities Act, and any applicable Law of any State of the U.S., and (ii) with respect to any offering of securities in any jurisdiction other than the U.S., or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

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“Board” means the board of directors of the Company.

“Commission” means (i) with respect to any offering of securities in the U.S., the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the U.S., the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

“Common Shares” means the Company’s common shares, par value US$0.01 per share.

“Common Shares Equivalents” means warrants, options and rights exercisable for Common Shares and securities convertible or exchangeable for Common Shares.

“Company Group” means the Company, the Domestic Entity and their respective Subsidiaries from time to time.

“Director” means a director of the Company.

“Domestic Entity” means Changzhou Kanghui Medical Innovation Co., Ltd., a wholly foreign owned enterprise organized and existing under the Laws of the PRC.

“Equity Securities” means any Common Shares or Common Shares Equivalents or other securities of the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Holders” means the holders of Registrable Securities and their permitted transferees.

“IDG Entities” means IDG-Accel China Growth Fund L.P., IDG-Accel China Growth Fund-A L.P., and IDG-Accel China Investors L.P., collectively.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

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“IPO” means the first firm-commitment underwritten initial public offering of the Common Shares of the Company pursuant to a Registration Statement that is filed with and declared effective by either the SEC under the Securities Act or another Governmental or Regulatory Authority for a Registration in a jurisdiction other than the U.S.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“Lead Investor” means SIG China Investments One, Ltd.

“Person” means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Preferred Shares” means the Series A Shares and the Series B Shares.

“Preferred Shareholders” means the Series A Shareholders and the Series B Shareholders.

“Qualified IPO” means an IPO that values the Company at no less than US$350 million immediately prior to the IPO and that results in aggregate proceeds to the Company of US$70 million, net of Selling Expenses.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings correlative to the foregoing.

“Registrable Securities” means (i) the Common Shares acquired or to be acquired by the Preferred Shareholders, (ii) the Common Shares issuable or issued upon conversion of the Preferred Shares, and (iii) any Common Shares of the Company issued as (or issuable upon the conversion, exchange or exercise of any Common Share Equivalent issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (ii), excluding in all cases, however, any Registrable Securities sold by a Person in a transaction other than an assignment pursuant to Section 9.3.

“Registration Statement” means a registration statement prepared on Form F-1, F-2, F-3, S-1, S-2 or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the U.S.

“SEC” means the Securities and Exchange Commission of the U.S.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

“Series A Shares” means the Company’s voting Series A convertible redeemable participating preferred shares, par value US$0.01 per share.

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“Series A Shareholders” means the holders of Series A Shares.

“Series B Shares” means the Company’s voting Series B convertible redeemable participating preferred shares, par value US$0.01 per share.

“Series B Shareholders” means the holders of Series B Shares.

“Subsidiary” means, with respect to any Person, any other Person directly or indirectly controlled by such Person.

“TDF Entities” means TDF Capital China II, LP, and TDF Capital Advisors, LP, collectively.

“U.S.” means the United States of America.

“U.S. GAAP” means generally accepted accounting principles in the U.S. applied on a consistent basis.

1.2 Jurisdiction. The terms of this Agreement are drafted primarily in contemplation of securities offerings in the U.S. The parties recognize, however, the possibility that securities may be qualified or registered in a jurisdiction other than the U.S. for offering to the public or that the Company might effect an offering in the U.S. in the form of American Depositary Receipts (“ADRs”) or American Depositary Shares (“ADSs”). Accordingly:

(A) It is their intention that, whenever this Agreement refers to a Law, form, process or institution of the U.S. but the parties wish to effectuate qualification or registration in a different jurisdiction, reference in this Agreement to the Laws or institutions of the U.S. shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(B) It is agreed that the Company will not undertake any listing of ADRs, ADSs or any other security derivative of the Company’s Common Shares unless arrangements have been made reasonably satisfactory to a majority in interest of the Holders of then outstanding Registrable Securities to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the U.S. as if the Company had listed Common Shares in lieu of such derivative securities.

2. Demand Registration

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date six (6) months following an IPO, Holders holding twenty-five percent (25%) or more in voting power of the Registrable Securities then held by the Preferred Shareholders may request the Company in writing to effect the Registration of Registrable Securities and/or ADSs. Upon receipt of such a request, the Company shall (a) promptly give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, cause the Registrable Securities and/or ADSs specified in the request, together with any Registrable Securities and/or ADSs of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 2.1 after the Company has effected three (3) Registrations pursuant to this Section 2.1 (with ADSs and their underlying Common Shares constituting a single registration); provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

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2.2 Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time after an IPO, Holders may request in writing that the Company file a Registration Statement on Form F-3 or Form S-3 (or any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the U.S.), so long as the Company is entitled to use such form, for a public offering of all or part of the Registrable Securities. Upon receipt of such a request the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, and in any event within sixty (60) days of the receipt of such request, cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request. The Holders may at any time, and from time to time, require the Company to effect the Registration of Registrable Securities under this Section 2.2. However, the Company shall not be required to effect more than two Registrations pursuant to this Section 2.2 in any 12 month period; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute a Registration for purposes of this sentence.

2.3 Right of Deferral

(A) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction;

(2) if, within ten days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement within sixty (60) days of receipt of that request (other than a registration of securities in a transaction under Rule 145 of the Securities Act or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause that Registration Statement to become effective; or

(3) within six (6) months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a transaction (a) under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) or (b) with respect to a Company benefit plan or under Form S-8 or Form F-8 or similar or successor registration statement).

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(B) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2, the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of the Company, it would be materially detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, the Company’s obligation to use its commercially reasonable efforts to file a Registration Statement shall be deferred for a period not to exceed ninety (90) days from the receipt of any request duly submitted by Holders under Section 2.1 or Section 2.2 to Register Registrable Securities; provided that the Company shall not exercise the right contained in this Section 2.3(b) more than once in any twelve (12) month period.

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities and/or ADSs (and underlying Common Shares) under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities and/or ADSs in an underwriting, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2. In such event, the right of any Holder to include its Registrable Securities and/or ADSs in such Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities and/or ADSs in the underwriting (unless otherwise mutually agreed by Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders). Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including the aggregate number of securities requested to be Registered and the general condition of the market) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude from the underwriting up to seventy percent (70%) of the Registrable Securities and/or ADSs requested to be Registered if so justified but only after excluding all other Equity Securities from the underwriting. If a limitation of the number of Registrable Securities and/or ADSs is required pursuant to this Section 2.4, the number of Registrable Securities and/or ADSs that may be included in the underwriting by selling Holders shall be allocated among such Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and/or ADSs which the Holders would otherwise be entitled to include in the Registration. Any Registrable Securities and/or ADSs excluded or withdrawn from such underwriting shall be withdrawn from the Registration.

3. Piggyback Registrations

3.1 Registration of the Company’s Securities. Subject to Section 3.3, if the Company proposes to Register for its own account any of its Equity Securities in connection with the public offering of such securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within twenty (20) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration all Registrable Securities and/or ADSs thereby requested by such Holder.

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3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements

(A) In connection with any offering involving an underwriting of the Company’s Equity Securities or ADSs (and underlying Common Shares), the Company shall not be required to Register the Registrable Securities and/or ADSs of a Holder under this Section 3 unless such Holder’s Registrable Securities and/or ADSs are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities and/or ADSs pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered and the general condition of the market) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude from the Registration up to seventy percent (70%) of the Registrable Securities and/or ADSs requested to be Registered and underwriting if so justified but only after excluding all other Equity Securities (except for securities to be offered by the Company) from the Registration and underwriting.

(B) If a limitation of the number of Registrable Securities is required pursuant to paragraph (a), the number of Registrable Securities that may be included in the Registration and underwriting by selling Holders shall be allocated among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration.

(C) If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

3.4 Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company stock plan, (ii) relating to a corporate reorganization, (iii) relating to transactions under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) or with respect to a Company benefit plan or under Form S-8 or Form F-8 or similar or successor registration statement, or (iv) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities.

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4. Procedures

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as possible:

(A) Prepare and file with the SEC a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred and twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided that (i) such period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities in such Registration at the written request of the underwriters(s) for such Registration and (ii) in the case of any Registration of Registrable Securities on Form S-3, Form F-3 or a comparable form in a jurisdiction other than the U.S. that are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(B) Prepare and file with the SEC amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by the Registration Statement;

(C) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Law, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(D) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, those expenses shall be payable pro rata by selling shareholders;

(E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering;

(F) Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Law or of the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

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(G) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration;

(H) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(I) Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are then traded or in connection with any IPO, the primary exchange upon which the Company’s securities will be traded.

4.2 Information From Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, other than Selling Expenses with respect to Registrable Securities of the Holders included within the Registration (which shall be borne by the respective holders thereof), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, fees charged by depositary agent, share registrar and transfer agent, and reasonable fees and disbursements for the Holders that have included Registrable Securities in the Registration, shall be borne by the Company.

4.4 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any Registration as the result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

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5. Indemnification

5.1 Company Indemnity

(A) To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s officers, directors, shareholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(B) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by any such Holder, underwriter or controlling Person.

5.2 Holder Indemnity

(A) To the maximum extent permitted by Law, each selling Holder will indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration; provided, however, such limitation shall not apply in the case of willful fraud by such Holder.

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(B) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 5.2, shall exceed the net proceeds (less underwriting discounts and selling commissions) from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

6. Additional Undertakings

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit an Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 as applicable (or any successor form, or any comparable form for Registration in a jurisdiction other than the U.S.), the Company agrees to:

(A) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of an IPO;

(B) file with the SEC in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(C) at any time following ninety (90) days after the effective date of the IPO, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 as applicable (or any successor form, or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC, that permits the selling of any such securities without Registration or pursuant to such form.

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority in voting power of the Registrable Securities, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Registration filed under Section 2 or 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, or (b) to demand Registration of their securities.

6.3 “Market Stand-Off” Agreement. Each Holder agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed l80 days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Equity Securities (whether then owned or thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise, but only if each officer, director, and holder of more than one percent (1%) of the fully-diluted, as-converted share capital of the Company is similarly restricted. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

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6.4 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the date that is two (2) years from the date of closing of a Qualified IPO.

6.5 Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Common Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Common Shares.

6.6 IPO Directed Shares. To the extent permitted by applicable Laws and SEC policies, if the Company’s IPO is consummated after one year from the Closing (as defined in the Share Purchase Agreement), the Company shall use reasonable best efforts to cause the managing underwriter of the IPO to designate five percent (5%) of the Company’s offered Equity Securities or ADSs (and underlying Common Shares) in the IPO which shall be allocated by the Investors pro rata in accordance with their respective Purchase Price (as defined in the Share Purchase Agreement).

7. Board of Directors and ESOP

7.1 Board Representation.

(A) The Company’s Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles”) shall provide that the Board shall consist of seven (7) Directors, which number shall not be changed except pursuant to an amendment to the Memorandum and Articles. For so long as any IDG Entity holds any Series A Share, the IDG Entities shall be entitled to nominate and appoint a Director from time to time to occupy one (1) seat of the Board (the “IDG Director”), to remove such Director occupying such position and to fill any vacancy caused by the resignation, death or removal of such Director occupying such position. For so long as any TDF Entity holds any Series A Share, the TDF Entities shall be entitled to nominate and appoint a Director from time to time to occupy one (1) seat of the Board (together with the IDG Director, collectively, the “Series A Directors”, each a “Series A Director”), to remove such Director occupying such position and to fill any vacancy caused by the resignation, death or removal of such Director occupying such position. For so long as any Series B Share remains outstanding, the Lead Investor (or its successor or permitted assign) shall be entitled to nominate and appoint a Director from time to time to occupy one (1) seat of the Board (the “Series B Director”), to remove such Director occupying such position and to fill any vacancy caused by the resignation, death or removal of such Director occupying such position. The holders of a majority in voting power of the Common Shares, voting as a class and to the exclusion of any other series or class of shares, shall be entitled to elect Directors from time to time to occupy four (4) seats of the Board (the “Common Directors”), to remove any Directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of Directors occupying such positions. Each of the Investors (other than the Lead Investor) shall be entitled to appoint and remove one (1) observer to attend all meetings of the Board in a non-voting observer capacity, and each such Board observer shall be entitled to receive copies of all information and materials provided to the voting Directors at the same time and in the same manner.

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(B) The parties hereto shall cause the board of directors of the Domestic Entity to be composed in the same manner as provided in Section 7.1(A). The parties hereto shall cause their nominees on the board of directors of the Domestic Entity to vote in the manner determined by the Board and shall cause any director who fails to vote in such manner to be removed. The Company shall take all steps as are necessary to cause the provisions with respect to the governance of the Company to apply mutatis mutandis to the governance of each member of the Company Group.

7.2 Committees of Board

(A) The Board shall establish a compensation committee (the “Compensation Committee”) to manage the compensation affairs of the Company Group, including implementing salary and equity guidelines for the Company Group, approving compensation packages, severance agreements and employment agreements for all senior managers (at the level of vice president or above) as well as administering employee equity incentive plans of the Company Group. The Compensation Committee shall consist of three (3) Directors, including one (1) Common Director, one (1) Series A Director and one (1) Series B Director. At any meeting of the Compensation Committee, all the members of the Compensation Committee shall form a quorum. All acts of the Compensation Committee shall require the unanimous approval of all the members of the Compensation Committee.

(B) The Board shall also establish an audit committee (the “Audit Committee”) to assist the Board in providing an independent review of the financials of the Company Group, effectiveness of the financial reporting process, the internal control system of the Company Group and other auditing functions as the Board thinks fit. The Audit Committee shall consist of three (3) Directors, including one (1) Common Director, one (1) Series A Director and one (1) Series B Director. At any meeting of the Audit Committee, all the members of the Compensation Committee shall form a quorum. All acts of the Audit Committee shall require the unanimous approval of all the members of the Audit Committee.

7.3 Expenses, Indemnification and D&O Liability Insurance. Subject to the Memorandum and Articles, the Company shall reimburse the Directors for all reasonable expenses relating to all Board activities, including, without limitation, expenses or fees incurred in relation to attending the Board meetings or meetings of any committee. The Company shall indemnify the Directors to the fullest extent permissible under applicable Laws, and shall cause its successor or any purchaser of all or substantially all of its assets to assume such obligation with respect to indemnification of the Directors. For as long as any representative of the Series A Shareholders and the Series B Shareholders remains on the Board, if commercially reasonable and upon the request of the Board, the Company shall obtain and maintain adequate liability insurance for the Company’s Directors and officers with a carrier and in an amount reasonably satisfactory to the Board.

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7.4 ESOP. The parties hereto acknowledge and agree that up to 1,710,868 Common Shares are reserved for issuance pursuant to an employees’ stock option plan of the Company, which shall be approved by the Board with the affirmative vote of the Series B Director (the “ESOP”). Options granted under the ESOP shall vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) monthly vesting in thirty-six (36) equal installments over the next three (3) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities of the Company shall provide for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of termination of employment (whether actual or constructive), except that in the event of a merger, consolidation, sale of all or substantially all of the assets of the Company or any other transaction, as a result of which the then existing shareholders of the Company will cease to own a majority of the voting securities of the Company upon occurrence of such event, should an employee be terminated without cause within one (1) year after such event, the Board (with the consent from the Series B Director) may decide to grant one (1) year acceleration to such terminated employee. The Compensation Committee shall be authorized to administer the ESOP and allocate and grant options under the ESOP. Notwithstanding the foregoing, the parties hereto agree that the outstanding options of the Company on the date of this Agreement as disclosed to the Investors in writing shall vest and be exercised according to the existing terms and conditions of such options.

8. Information and Inspection Rights

8.1 Delivery of Financial Statements and other Information. The Company shall deliver to each Holder of more than fifteen thousand (15,000) Preferred Shares, as adjusted for any share split, share dividend, combination, recapitalization or similar transaction (a “Major Holder”):

(A) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, consolidated and consolidating income statements and statements of cash flows for the Company and the Company Group for such fiscal year and consolidated and consolidating balance sheets for the Company and the Company Group as of the end of the fiscal year, all prepared in accordance with U.S. GAAP consistently applied in accordance with prior practice, and audited and certified by an accounting firm agreed by the Investors and the Company and retained by the Company being one of the “Big-4” international accounting firms, together with a management report including a comparison of financial results with the applicable budget, all prepared in English;

(B) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Company, consolidated and consolidating unaudited income statements and statements of cash flows for such fiscal quarter and consolidated and consolidating unaudited balance sheets for the Company and the Company Group as of the end of such fiscal quarter, all prepared in accordance with U.S. GAAP consistently applied in accordance with prior practice, and certified by the chief financial officer of the Company, together with a management report including a comparison of financial results with the applicable budget, all prepared in English;

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(C) as soon as practicable, but in any event within fifteen (15) days of the end of each month, consolidated and consolidating unaudited income statements and statements of cash flows for such month and consolidated and consolidating unaudited balance sheets for the Company and the Company Group as of the end of such month, all prepared in accordance with U.S. GAAP consistently applied in accordance with prior practice, and certified by the chief financial officer of the Company, together with a management report including a comparison of financial results with the applicable budget, all prepared in English;

(D) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the succeeding fiscal year for the Company and the Company Group, setting forth for each quarter during such succeeding fiscal year projected revenues, profits and operating expenses, and certified by the chief financial officer of the Company;

(E) copies of any reports filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, copies of any such reports or documents, provided that such reports or other documents are not available to the public;

(F) copies of all other documents or other information sent to any Person in such Person’s capacity as a shareholder of the Company, and notice of any material liabilities incurred by or threatened against, and any material lawsuit or other material claim filed or threatened against, the Company or any member of the Company Group; and

(G) as soon as practicable, but in any event within fifteen (15) days after the end of each quarter, an up-to-date capitalization table, certified by the Chief Executive Officer of the Company.

8.2 Inspection and Management Meetings. The Company shall permit each Major Holder, at such Major Holder’s expense, to visit and inspect any of the properties and examine the books of account and records of the Company or any member of the Company Group and discuss the affairs, finances and accounts of such companies with the directors, officers, employees, accountants, legal counsel and investment bankers of such companies, all at such reasonable times as may be requested by the Major Holder. The Company shall cause each member of the Company Group to permit each Major Holder to attend its monthly management meetings.

8.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 8.1 and 8.2 shall terminate as to Major Holders and be of no further force or effect upon the closing of a Qualified IPO.

8.4 Governmental/Securities Filings. For three (3) years after the time when the Company becomes subject to the filing requirements of the Exchange Act or any other organized securities exchange, as long as a Major Holder continues to hold any Preferred Shares, the Company will deliver to such Major Holder copies of, or provide a link on its public website to, any quarterly, annual, extraordinary, or other reports filed by the Company with the SEC or any other relevant securities exchange, regulatory authority or government agency, and copies of any annual reports to the members or other materials delivered to any other shareholder.

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8.5 U.S. Tax Matters.

(A) For purposes of this Section 8.5:

“U.S. Investor” means (a) any Preferred Shareholder that is a United States person and (b) any Preferred Shareholder that is an entity treated as a foreign partnership for U.S. federal income tax purposes, one or more of the owners of which are United States persons; and

“United States person” means any person described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”).

(B) Classification for U.S. Tax Purposes. The Company and each of its Subsidiaries will not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than corporation for U.S. federal income tax purposes. The Company and each of its Subsidiaries shall, if requested by a U.S. Investor, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made.

(C) Passive Foreign Investment Company. The Company will use, and will cause each Subsidiary to use, commercially reasonable efforts to avoid classification as a “passive foreign investment company” (a “PFIC”), as defined by the Code, for the current year or any subsequent year. The Company agrees to make available to any U.S. Investor upon request, the books and records of the Company and its Subsidiaries, and to provide information to such U.S. Investor pertinent to the Company’s or any Subsidiary’s status or potential status as a PFIC. Upon a determination by the Company, any U.S. Investor or any taxing authority that the Company or any Subsidiary has been or is likely to become a PFIC, the Company will provide such U.S. Investor with all information reasonably available to the Company or any of its Subsidiaries to permit such U.S. Investor to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company or any of its direct or indirect subsidiaries, and comply with any reporting or other requirements incident to such election. If a determination is made by the Company, any U.S. Investor or any taxing authority that the Company is a PFIC for a particular year, then for such year and for each year thereafter, the Company will also provide each known U.S. Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and otherwise comply with applicable Treasury Regulation requirements. The Company will promptly notify the U.S. Investors of any assertion by the Internal Revenue Service that the Company or any of its Subsidiaries is or is likely to become a PFIC.

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(D) Controlled Foreign Corporation. The Company shall: (a) furnish to each U.S. Investor upon its reasonable request, on a timely basis, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of such U.S. Investor (and each “United States shareholder” of the Company as defined by Section 951(b) of the Code that owns a direct or indirect interest in such U.S. Investor (a “U.S. Shareholder”) arising from its investment in the Company and relating to the Company’s classification as a “controlled foreign corporation” (a “CFC”) as defined by the Code; and (b) use commercially reasonable efforts to avoid generating for any taxable year in which the Company is a CFC, amounts includible in the income of a U.S. Investor or U.S. Shareholder pursuant to Section 951 of the Code. If the Company ceases to be a CFC at any time, the Company will provide prompt written notice to known U.S. Investors if at any time thereafter the Company becomes aware that it or any Subsidiary has become a CFC. Upon written request of a U.S. Investor from time to time, subject to obtaining the consent of its shareholders to release such information, the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such U.S. Investor to determine whether the Company is a CFC.

(E) Compliance. The Company will comply and will cause its Subsidiaries to comply with all record-keeping, reporting, and other requests necessary for the Company and its Subsidiaries to allow any U.S. Investor to comply with any applicable U.S. federal income tax Law. The Company will also provide any known U.S. Investor with any information reasonably requested to allow such investor to comply with any applicable U.S. federal income tax Law, including but not limited to information relating to the transfer of any equity interests of the Company (or any Subsidiary) and the issuance or redemption by the Company (or any Subsidiary) of any equity interests.

8.6 Post-Qualified IPO Obligations. For three (3) years following a Qualified IPO, the Company shall deliver to each Major Holder copies of, where applicable, the Company and Company Group’ Annual Reports to shareholders and quarterly and interim reports to shareholders and all other filings with the SEC or any other regulatory agency, securities exchange or governmental agency promptly after such documents are filed.

9. Miscellaneous

9.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without giving effect to the principles of conflicts of law thereunder.

9.2 Dispute Resolution

(A) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(B) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be a single arbitrator. If the parties do not agree to appoint an arbitrator who has consented to participate within thirty (30) days after a notice of arbitration, the relevant appointment shall be made by the Secretary General of the Centre.

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(C) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.2 shall prevail.

(D) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of the State of New York and shall not apply any other substantive Law.

(E) Each party to arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(F) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(G) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

9.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The rights of any Holder hereunder are only assignable (i) by such Holder to any other Holder, (ii) to an Affiliate of such Holder, or (iii) to an assignee or transferee who acquires Equity Securities held by such Holder, and each such assignee shall execute a joinder agreement and become a party to this Agreement as a Holder. This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without written consent of the other parties.

9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

9.5 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

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9.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company, (b) the holders of a majority of the issued and outstanding Common Shares that are parties to this Agreement, (c) the holders of at least two-thirds ( 2/3) of the issued and outstanding Series A Shares and (d) the holders of at least a majority of the issued and outstanding Series B Shares; provided that if any modification, change, discharge or termination adversely affects any right, privilege or power specifically provided herein for any specific party hereto, it cannot be made without first obtaining the consent from such party, unless such modification, change, discharge or termination affects all holders of the same class of shares held by such party in the same fashion.

9.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable Laws. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

9.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement. Any prior or contemporaneous agreement, discussion, understanding or correspondence among the parties (including any prior representations or warranties given by the parties) regarding the subject matter of this Agreement, including without limitation the Prior Agreement, is superseded by this Agreement.

9.10 Further Assurances. From and after the date hereof, the parties hereto shall execute and deliver such instruments, documents or other writings, and shall take such further actions, as may be reasonably necessary or desirable to carry out and to effectuate fully the intent and purpose of this Agreement.

9.11 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

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9.12 Interpretation. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars are to currency of the U.S.

9.13 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

9.14 No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

9.15 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at Law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at Law or in equity.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

CHINA KANGHUI HOLDINGS

By:
Name:
Capacity:

Contact Address:
No. 1-8, Tianshan Road
Xinbei District, Changzhou City
Jiangsu Province,
P.R. China

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Existing Shareholders:

By:	/s/ JIANG YIKANG
JIANG YIKANG

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ ZHAO GANG
ZHAO GANG

Contact Address:
No. 59-3, Dongxiatang
Changzhou, Jiangsu
P.R. China

By:	/s/ JIANG JIANHUA
JIANG JIANHUA

Contact Address:
No. 1 Dashuxia, Jiangjiacun
Beigang Street
Zhonglou District, Changzhou
Jiangsu, P.R. China

By:	/s/ JIANG HUIYING
JIANG HUIYING

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ JIANG ZHENYU
JIANG ZHENYU

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ DU JUN
DU JUN

Contact Address:
No. 1 Lao Jie Street
Jinfeng Zhen, Zhangjia Gang
Jiangsu, P.R. China

By:	/s/ DU TINGTING
DU TINGTING

Contact Address:
No. 3 Yizheng Road
Zhenjiang, Jiangsu
P.R. China

By:	/s/ TAN YU
TAN YU

Contact Address:
No. 8 Chitang Yan
Changzhou, Jiangsu
P.R. China

By:	/s/ ZHOU HUA
ZHOU HUA

Contact Address:
No. 35 Shenjia Street
Shenjia Cunwei, Niutang Zhen
Wujin, Jiangsu
P.R. China

By:	/s/ YANG XIAOHUI
YANG XIAOHUI

Contact Address:
No. 125 Longhutang East Street
Xinbei District, Changzhou
Jiangsu, P.R. China

By:	/s/ XU MEIZHEN
XU MEIZHEN

Contact Address:
Room 1201, No. 67
2518 Longhua Road
Xuhui District, Shanghai
R.P. China

By:	/s/ WANG JINGBO
WANG JINGBO

Contact Address:
APT BLK 286C
TOH GUAN Road #13-24
Singapore

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

in the capacity of Existing Shareholders and Investors:

IDG-ACCEL CHINA GROWTH FUND L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd. 10/F Effectual Building 16 Hennessy Road Wanchai, Hong Kong

IDG-ACCEL CHINA GROWTH FUND-A L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd. 10/F Effectual Building 16 Hennessy Road Wanchai, Hong Kong

IDG-ACCEL CHINA INVESTORS L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd. 10/F Effectual Building 16 Hennessy Road Wanchai, Hong Kong

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

in the capacity of Existing Shareholders and Investors:

TDF CAPITAL CHINA II, LP

By:	/s/ David Su
Name: David Su
Capacity: Partner

Contact Address:
c/o TDF Capital LLC Unit 2505, K. WAH Center 1010 Huaihai Zhong Road Shanghai 200031, PRC

TDF CAPITAL ADVISORS, LP

By:	/s/ David Su
Name: David Su
Capacity: Partner

Contact Address:
c/o TDF Capital LLC Unit 2505, K. WAH Center 1010 Huaihai Zhong Road Shanghai 200031, PRC

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investor:

SIG China Investments One, Ltd.

By:
Name:
Capacity:

Contact Address:
Suite 5711, Plaza 66 1266 Nanjing Road (W) Shanghai 200040

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investor:

CDH Venture Capital Limited

By:
Name:
Capacity:

Contact Address:
2601, 26/F, Lippo Centre Tower Two, 89 Queensway Hong Kong

SCHEDULE A

PART A

EXISTING SHAREHOLDERS

Jiang Yikang

Zhao Gang

Jiang Jianhua

Jiang Huiying

Jiang Zhenyu

Du Jun

Du Tingting

Tan Yu

Zhou Hua

Yang Xiaohui

Xu Meizhen

Wang Jingbo

IDG-Accel China Growth Fund L.P.

IDG-Accel China Growth Fund-A L.P.

IDG-Accel China Investors L.P.

TDF Capital China II, L.P.

TDF Capital Advisors, L.P.

PART B

INVESTORS

SIG China Investments One, Ltd.

IDG-Accel China Growth Fund L.P.

IDG-Accel China Growth Fund-A L.P.

IDG-Accel China Investors L.P.

TDF Capital China II, L.P.

TDF Capital Advisors, L.P.

CDH Venture Capital Limited

EXHIBIT C

SERIES B SHARE RESTRICTION AGREEMENT

SERIES B SHARE RESTRICTION AGREEMENT

by and among

CHINA KANGHUI HOLDINGS

RESTRICTED HOLDERS

OTHER EXISTING SHAREHOLDERS

and

INVESTORS

dated as of January 3, 2008

SCHEDULE A
PART A	RESTRICTED HOLDERS
PART B	OTHER EXISTING SHAREHOLDERS
PART C	INVESTORS

EXHIBIT A	ASSIGNMENT SEPARATE FROM CERTIFICATE

SERIES B SHARE RESTRICTION AGREEMENT

THIS SERIES B SHARE RESTRICTION AGREEMENT (this “Agreement”) is made as of January 3, 2008, by and among China Kanghui Holdings, an exempt company organized and existing under the Laws of the Cayman Islands (the “Company”); each of the parties set forth in Part A of Schedule A (each a “Restricted Holder”, and collectively, “Restricted Holders”); each of the parties set forth in Part B of Schedule A (each an “Other Existing Shareholder”, and collectively the “Other Existing Shareholders”); and each of the parties set forth in Part C of Schedule A (each an “Investor”, and collectively the “Investors”).

RECITALS

WHEREAS, the Company, the Investors and the Restricted Holders are parties to certain Share Purchase Agreement dated January 3, 2008 (the “Share Purchase Agreement”);

WHEREAS, the Company, the Restricted Holders and the Other Existing Shareholders wish to provide further inducement to the Investors to purchase the Series B Shares (as defined below) by entering into this Agreement;

WHEREAS, it is a condition precedent under the Share Purchase Agreement that this Agreement shall be entered into and the parties hereto desire to enter into this Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Interpretation.

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Agreement, “control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Fair Market Value” with respect to the Shares means: (i) if such Shares are traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite transactions report for such date; (ii) if (i) is not applicable and if such Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last transaction price quoted by the applicable system for such date; (iii) if neither (i) nor (ii) are applicable and if such Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by the applicable system for such date; and (iv) if none of the foregoing provisions (i)-(iii) are applicable, then the Fair Market Value will be as reasonably determined by a majority of the Company’s board of directors, which majority shall include at least one (1) director collectively appointed by the Series A Shareholders and one (1) director appointed by the Lead Investor.

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“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“IPO” means the first firm-commitment underwritten initial public offering of the Common Shares of the Company on the New York Stock Exchange, the Nasdaq Stock Market’s National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company’s Board of Directors.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“Lead Investor” means SIG China Investments One, Ltd.

“Permitted Transferee” means a transferee of Shares through (i) a transfer by will or under the Laws of descent and distribution; or (ii) a transfer by a Restricted Holder of the Shares to any spouse or member of such Restricted Holder’s immediate family, or to a custodian, trustee, executor, or other fiduciary for the account of such Restricted Holder’s spouse or members of such Restricted Holder’s immediate family, or to a trust for such Restricted Holder’s own self, or a charitable remainder trust.

“Person” means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Preferred Shares” means the Series A Shares and the Series B Shares.

“Preferred Shareholders” means the Series A Shareholders and the Series B Shareholders.

“Qualified IPO” means an IPO that values the Company at no less than US$350 million immediately prior to the IPO and that results in aggregate proceeds to the Company of US$70 million, net of Selling Expenses.

“Shares” means the Company’s common shares, par value US$0.01 per share.

“Selling Expenses” means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

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“Series A Shares” means the Company’s voting Series A convertible redeemable participating preferred shares, par value US$0.01 per share.

“Series A Shareholders” means the holders of Series A Shares.

“Series B Shares” means the Company’s voting Series B convertible redeemable participating preferred shares, par value US$0.01 per share.

“Series B Shareholders” means the holders of Series B Shares.

2. Prohibition on Transfer of Shares

2.1 Prohibition on Transfer. Restricted Holders may not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of any interest in the Restricted Shares (as defined below) now or hereafter owned or held by such Restricted Holders. Shares held by a Restricted Holder that are not Restricted Shares (the “Vested Shares”) shall be transferable by such Restricted Holder subject to the terms of this Agreement and that certain Series B Right of First Refusal and Co-Sale Agreement entered into concurrently with this Agreement by and among the Company, the Preferred Shareholders and the Restricted Holders (the “Right of First Refusal and Co-Sale Agreement”). It shall be a condition to any transfer of Shares that the transferee of the Shares shall execute such documents as the Company reasonably may require to ensure that the Company’s rights under this Agreement adequately are protected with respect to such Shares, including without limitation the transferee’s agreement to be bound by all of the terms and conditions of this Agreement, as if he, she or it were the original holder of such Shares. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Shares not made in conformance with this Agreement and the Right of First Refusal and Co-Sale Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

2.2 Escrow. Upon the execution of this Agreement, each Restricted Holder shall deposit the certificates representing all Shares (together with an Assignment Separate from Certificate executed by the Restricted Holder in blank in the form attached hereto as Exhibit A with respect to such certificates) in escrow with the Company to be held and transferred only in accordance with the provisions of this Agreement. Such Restricted Holder shall immediately deliver to the Company, to be similarly held in escrow, any new, substituted or additional securities or other property described in Section 3.5. All regular cash dividends on Shares (or other securities at the time held in escrow) shall be paid directly to Restricted Holders and shall not be held in escrow. All Shares, together with any other assets or securities held in escrow hereunder, shall be released to Restricted Holders when such Shares are no longer subject to the Repurchase Option (as defined below), or when such Shares are properly transferred in compliance with this Agreement and with the Right of First Refusal and Co-Sale Agreement, or when otherwise agreed by the holders of two-thirds ( 2/3) of the outstanding Series A Shares and the holders of a majority of the outstanding Series B Shares in writing.

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2.3 Legend. Each existing or replacement certificate for shares now owned or hereafter acquired by the Restricted Transferors shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHARE RESTRICTION AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

3. Repurchase Option

3.1 General. All of the Shares held by each Restricted Holder or one or more of such Restricted Holder’s Permitted Transferees shall be subject to the right of the Company to repurchase (the “Repurchase Option”) in accordance with this Section 3. Subject to Section 3.2, all of the Shares held by a Restricted Holder on the date hereof shall initially be deemed “Restricted Shares.” In the event that a Restricted Holder’s proposed transfer of the Restricted Shares held by such Restricted Holder has been approved by a majority of the Company’s board of directors, which majority shall include at least one (1) director appointed by the Series A Shareholders and the director appointed by the Lead Investor (any transfer approved pursuant to this Section 3.1, an “Approved Transfer”), the Company shall have an irrevocable, exclusive option to repurchase (i) all or any portion of the Restricted Shares at a per share price equal to the greater of (1) US$0.01 and (2) the price paid by such Restricted Holder for each share (as adjusted for share splits, share combinations, recapitalizations, reclassifications or similar transactions), and (ii) all or any portion of the Vested Shares held by such Restricted Holder at a price equal to the Fair Market Value of such Shares.

3.2 Vesting. If a Restricted Holder remains holding the Shares of the Company, 33.33% of the total Restricted Shares held by such Restricted Holder shall become Vested Shares on the one (1) year anniversary of the date of the first sale and issue of the Series A Shares. Thereafter, 33.33% of the total Restricted Shares held by such Restricted Holder shall become Vested Shares and shall no longer be deemed Restricted Shares at the end of each subsequent year of continuous shareholding by such Restricted Holder, so that at the end of three (3) years of continuous shareholding in the Company, the entirety of the Restricted Shares held by such Restricted Holder shall have become Vested Shares and shall no longer be deemed Restricted Shares. Notwithstanding the foregoing, all the Restricted Shares shall be deemed vested upon a Qualified IPO. The parties hereto acknowledge that as of the date of this Agreement, 33.33% of the total Restricted Shares held by each Restricted Holder has vested and become Vested Shares pursuant to this Section 3.2.

3.3 Mechanism of Repurchase. Within ninety (90) days following the date on which the Company’s board of directors approves an Approved Transfer (the “Repurchase Period”), the Company may exercise the Repurchase Option by written notice delivered or mailed to the relevant Restricted Holder. At the Company’s option, the aggregate repurchase price of the Shares being repurchased may be paid: (i) by delivery with such notice of a check to such Restricted Holder or his executor, or (ii) by cancellation by the Company of an amount of such Restricted Holder’s indebtedness to the Company, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such repurchase price. Upon delivery of such notice and so long as the Company makes available payment of the repurchase price as provided herein, the repurchase shall be deemed completed, and the Shares being repurchased and all rights and interests therein shall be canceled, and the Restricted Holder shall no longer be considered the owner of those Shares repurchased for record or any other purposes and will be entitled thereafter only to receipt of the purchase price for the Shares repurchased.

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3.4 Non-Exercise of Repurchase Option. The Company may, with the consent from the holders of two-thirds ( 2/3) of the outstanding Series A Shares and the holders of a majority of the outstanding Series B Shares, designate and assign one or more employees, officers or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s purchase rights under this Agreement and purchase all or a part of such Shares to be transferred under an Approved Transfer during the Repurchase Period. If the Company or its assignee has not elected to exercise the purchase rights during the Repurchase Period, then, after the expiration of the Repurchase Period, all Shares of such Restricted Holder that are not repurchased pursuant to this Agreement shall no longer be subject to the Repurchase Option.

3.5 Add Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, the Repurchase Option under this Section 3 shall apply mutatis mutandis to any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Shares held by any Restricted Holder, to the same extent as such Shares. All such additional and substituted securities or other property shall be deposited in escrow pursuant to Section 2.2.

4. Miscellaneous.

4.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without giving effect to the principles of conflicts of law thereunder.

4.2 Dispute Resolution.

(A) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(B) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be a single arbitrator. If the parties do not agree to appoint an arbitrator who has consented to participate within thirty (30) days after a notice of arbitration, the relevant appointment shall be made by the Secretary General of the Centre.

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(C) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 4.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 4.2 shall prevail.

(D) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of the State of New York and shall not apply any other substantive Law.

(E) Each party to arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(F) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(G) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

4.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

4.5 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

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4.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company, (b) the Restricted Holders that hold a majority of the issued and outstanding Common Shares then held by all the Restricted Holders, (c) the holders of at least two-thirds ( 2 /3) of the issued and outstanding Series A Shares and (d) the holders of at least a majority of the issued and outstanding Series B Shares; provided that if any modification, change, discharge or termination adversely affects any right, privilege or power specifically provided herein for any specific party hereto, it cannot be made without first obtaining the consent from such party, unless such modification, change, discharge or termination affects all holders of the same class of shares held by such party in the same fashion.

4.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable Laws. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

4.9 Entire Agreement. Subject to Section 4.16, this Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement, and any prior or contemporaneous agreement, discussion, understanding or correspondence among the parties (including any prior representations or warranties given by the parties) regarding the subject matter of this Agreement is superseded by this Agreement.

4.10 Further Assurances. From and after the date hereof, the parties hereto shall execute and deliver such instruments, documents or other writings, and shall take such further actions, as may be reasonably necessary or desirable to carry out and to effectuate fully the intent and purpose of this Agreement.

4.11 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

4.12 Interpretation. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars are to currency of the United States of America.

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4.13 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

4.14 No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

4.15 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at Law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at Law or in equity.

4.16 Prior Agreement.

(A) The parties acknowledge that the Restricted Holders, the Other Existing Shareholders, the Company and Shen Jiankai and Shi Wenmei (the “Minority Shareholders”) entered into a Share Restriction Agreement on July 10, 2006 (the “Prior Agreement”). The parties agree that in case of the discrepancy between this Agreement and the Prior Agreement in relation to the rights and obligations among the parties hereto, the provisions of this Agreement shall prevail among the parties hereto. The Company, the Restricted Holders and the Other Existing Shareholders hereby undertake that they shall cause the Prior Agreement to be terminated immediately after the Minority Shareholders (or their respective successors and assigns) join this Agreement or no longer are shareholders of the Company.

(B) The Company, the Restricted Holders and the Other Existing Shareholders hereby further undertake that, to the extent permissible under applicable laws, in the event that the Minority Shareholders violate any applicable provisions of the Prior Agreement and the Memorandum and Articles of Association of the Company (as amended and restated from time to time) (the “Restated Memorandum and Articles”) with respect to the subject matter hereof, upon the written request of the Investors holding a majority of the issued and outstanding Series B Shares, they shall duly enforce their rights under the Prior Agreement against the Minority Shareholders pursuant to the terms and conditions of the Prior Agreement and the Restated Memorandum and Articles.

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(C) The parties further agree that despite the existence of the Prior Agreement, the operation of this Agreement shall have the same effect among the parties hereto as if the Minority Shareholders were parties hereto and bound by the terms of this Agreement

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

CHINA KANGHUI HOLDINGS

By:
Name:
Capacity:

Contact Address:
No. 1-8, Tianshan Road
Xinbei District, Changzhou City
Jiangsu Province,
P.R. China

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Restricted Holders:

By:	/s/ JIANG YIKANG
JIANG YIKANG

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ ZHAO GANG
ZHAO GANG

Contact Address:
No. 59-3, Dongxiatang
Changzhou, Jiangsu
P.R. China

By:	/s/ JIANG JIANHUA
JIANG JIANHUA

Contact Address:
No. 1 Dashuxia, Jiangjiacun
Beigang Street
Zhonglou District, Changzhou
Jiangsu, P.R. China

By:	/s/ JIANG HUIYING
JIANG HUIYING

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ JIANG ZHENYU
JIANG ZHENYU

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ DU JUN
DU JUN

Contact Address:
No. 1 Lao Jie Street
Jinfeng Zhen, Zhangjia Gang
Jiangsu, P.R. China

By:	/s/ DU TINGTING
DU TINGTING

Contact Address:
No. 3 Yizheng Road
Zhenjiang, Jiangsu
P.R. China

By:	/s/ TAN YU
TAN YU

Contact Address:
No. 8 Chitang Yan
Changzhou, Jiangsu
P.R. China

By:	/s/ ZHOU HUA
ZHOU HUA

Contact Address:
No. 35 Shenjia Street
Shenjia Cunwei, Niutang Zhen
Wujin, Jiangsu
P.R. China

By:	/s/ YANG XIAOHUI
YANG XIAOHUI

Contact Address:
No. 125 Longhutang East Street
Xinbei District, Changzhou
Jiangsu, P.R. China

By:	/s/ XU MEIZHEN
XU MEIZHEN

Contact Address:
Room 1201, No. 67
2518 Longhua Road
Xuhui District, Shanghai
P.R. China

By:	/s/ WANG JINGBO
WANG JINGBO

Contact Address:
APT BLK 286C
TOH GUAN Road 413-24
Singapore

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

in the capacity of Other Existing Shareholders and Investors:

IDG-ACCEL CHINA GROWTH FUND L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong

IDG-ACCEL CHINA GROWTH FUND-A L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong

IDG-ACCEL CHINA INVESTORS L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

in the capacity of Other Existing Shareholders and Investors:

TDF CAPITAL CHINA II, LP

By:	/s/ David Su
	Name:	David Su
	Capacity:	Partner

Contact Address:
c/o TDF Capital LLC
Unit 2505, K. WAH Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

TDF CAPITAL ADVISORS, LP

By:	/s/ David Su
	Name:	David Su
	Capacity:	Partner

Contact Address:
c/o TDF Capital LLC
Unit 2505, K. WAH Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investor:

SIG CHINA INVESTMENTS ONE, LTD.

By:
Name:
Capacity:

Contact Address:
Suite 5711, Plaza 66
1266 Nanjing Road (W)
Shanghai 200040

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investor:

CDH VENTURE CAPITAL LIMITED

By:
Name:
Capacity:

Contact Address:
2601, 26/F, Lippo Centre Tower Two,
89 Queensway
Hong Kong

SCHEDULE A

PART A

RESTRICTED HOLDERS

Jiang Yikang

Zhao Gang

Jiang Jianhua

Jiang Huiying

Jiang Zhenyu

Du Jun

Du Tingting

Tan Yu

Zhou Hua

Yang Xiaohui

Xu Meizhen

Wang Jingbo

PART B

OTHER EXISTING SHAREHOLDERS

IDG-Accel China Growth Fund L.P.

IDG-Accel China Growth Fund-A L.P.

IDG-Accel China Investors L.P.

TDF Capital China II, L.P.

TDF Capital Advisors, L.P.

PART C

INVESTORS

SIG China Investments One, Ltd.

IDG-Accel China Growth Fund L.P.

IDG-Accel China Growth Fund-A L.P.

IDG-Accel China Investors L.P.

TDF Capital China II, L.P.

TDF Capital Advisors, L.P.

CDH Venture Capital Limited

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                                                               hereby sells, assigns and transfers unto                             ,                              (        ) shares of the Common Shares of China Kanghui Holdings, an exempt company organized and existing under the Laws of the Cayman Islands (the “Company”), standing in his name on the books of, the Company represented by Certificate No.                      herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said shares in the books of the Company with full power of substitution.

DATED:

Name:

EXHIBIT D

SERIES B RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SERIES B RIGHT OF FIRST REFUSAL AND

CO-SALE AGREEMENT

by and among

CHINA KANGHUI HOLDINGS

KANGHUI PARTIES

OTHER EXISTING SHAREHOLDERS

and

INVESTORS

dated as of January 3, 2008

SCHEDULE A
PART A	KANGHUI PARTIES
PART B	OTHER EXISTING SHAREHOLDERS
PART C	INVESTORS

SERIES B RIGHT OF FIRST REFUSAL AND

CO-SALE AGREEMENT

THIS SERIES B RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made as of January 3, 2008, by and among China Kanghui Holdings, an exempt company organized and existing under the Laws of the Cayman Islands (the “Company”), each of the parties set forth in Part A of Schedule A (each a “Kanghui Party”, and collectively the “Kanghui Parties”); each of the parties set forth in Part B of Schedule A (each an “Other Existing Shareholder”, and collectively the “Other Existing Shareholders”); and each of the parties set forth in Part C of Schedule A (each an “Investor”, and collectively the “Investors”).

RECITALS

WHEREAS, the Company, the Investors and the Kanghui Parties are parties to that certain Share Purchase Agreement dated January 3, 2008 (the “Share Purchase Agreement”);

WHEREAS, the Company, the Kanghui Parties and the Other Existing Shareholders wish to provide further inducement to the Investors to purchase the Series B Shares (as defined below) by entering into this Agreement;

WHEREAS, it is a condition precedent under the Share Purchase Agreement that this Agreement shall be entered into and the parties hereto desire to enter into this Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Interpretation

For purposes of this Agreement, the following terms shall have the following meanings:

“Common Shares” means the Company’s common shares, par value US$0.01 per share.

“Common Shares Equivalents” means warrants, options and rights exercisable for Common Shares and securities convertible or exchangeable for Common Shares.

“Equity Securities” means any Common Shares or Common Shares Equivalents or other securities of the Company.

“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

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“IPO” means the first firm-commitment underwritten initial public offering of the Common Shares of the Company on the New York Stock Exchange, the Nasdaq Stock Market’s National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company’s board of directors.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“New Securities” means, subject to the terms hereof, any newly issued Equity Securities of the Company, except for (i) securities issued to employees, consultants, officers or directors of the Company pursuant to any share option, share purchase or share bonus plan, agreement or arrangement approved by the Company’s board of directors; (ii) securities issued upon conversion of the Preferred Shares or exercise of any outstanding warrants or options; (iii) securities issued in connection with a bona fide acquisition of another business entity; or (iv) securities issued in a Qualified IPO; (v) securities issued in connection with any division of shares, dividend of shares or recapitalization of the Company.

“Person” means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Preferred Shares” means the Series A Shares and the Series B Shares.

“Preferred Shareholders” means the Series A Shareholders and the Series B Shareholders.

“Qualified IPO” means an IPO that values the Company at no less than US$350 million immediately prior to the IPO and that results in aggregate proceeds to the Company of US$70 million, net of Selling Expenses.

“Selling Expenses” means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

“Series A Shares” means the Company’s voting Series A convertible redeemable participating preferred shares, par value US$0.01 per share.

“Series A Shareholders” means the holders of Series A Shares.

“Series B Shares” means the Company’s voting Series B convertible redeemable participating preferred shares, par value US$0.01 per share.

“Series B Shareholders” means the holders of Series B Shares.

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2. Restrictions on Share Transfer by Kanghui Parties

2.1 Prohibition on Transfer of Shares. Except as otherwise provided in this Agreement, the Kanghui Parties will not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way (each, a “Transfer”), all or any part of any interest in the Equity Securities now or hereafter owned or held by the Kanghui Parties. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of the Equity Securities not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company, and shall not be recognized by the Company.

2.2 Rights of First Refusal

(A) Transfer Notice. If at any time a Kanghui Party (a “Transferor”) proposes to transfer Equity Securities to one or more third parties pursuant to an understanding with such third parties, then the Transferor shall give the Company and each Preferred Shareholder written notice of the Transferor’s intent to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), including without limitation the number of Equity Securities to be Transferred, (ii) the identity (including name and address) of any prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from each prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(B) Company’s Option. The Company shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as are described in the Transfer Notice. The Company may exercise such purchase option and, thereby, purchase all or a portion of the Offered Shares by notifying the Transferor in writing before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. If the Company gives the Transferor notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased, at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 2.2(E).

(C) Additional Transfer Notice. If the Company has declined to purchase all, or a portion of, the Offered Shares in connection with a proposed Transfer, then the Transferor shall give each Preferred Shareholder a written “Additional Transfer Notice,” which shall include all of the information and certifications required in a Transfer Notice, and shall additionally identify the Offered Shares which the Company has declined to purchase (the “Remaining Shares”) and briefly describe the Preferred Shareholders’ rights of first refusal with respect to the proposed Transfer.

(D) Preferred Shareholders’ Option

(i) Each Preferred Shareholder shall have an option for a period of thirty (30) days from the Preferred Shareholder’s receipt of the Additional Transfer Notice to elect to purchase its respective pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice.

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(ii) Each Preferred Shareholder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share of the Remaining Shares, by notifying the Transferor and the Company in writing, before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. For purposes of this clause (ii), each Preferred Shareholder’s pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, of which the number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) owned by such Preferred Shareholder on the date of the Transfer Notice shall be the numerator and the total number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) held by all Preferred Shareholders on the date of the Transfer Notice shall be the denominator.

(iii) If any Preferred Shareholder fails to exercise its option to purchase its pro rata share of the Remaining Shares, the Company shall give written notice (a “Reallotment Notice”) to each Preferred Shareholder who has fully exercised its option to purchase a pro rata portion of the Remaining Shares. The Reallotment Notice shall include all of the information and certifications required in a Transfer Notice and briefly describe the Preferred Shareholders’ rights of reallotment. The Reallotment Notice shall further identify the Remaining Shares in respect of which any Preferred Shareholder has failed to exercise its right of first refusal (or in the case where there has been a prior Reallotment Period, in respect of which any Preferred Shareholder has failed to exercise its right of reallotment) (the “Reallotment Shares”).

(iv) Each Preferred Shareholder entitled to receive a Reallotment Notice (a “Participating Holder”) shall have an option to purchase, at the same price and subject to the same material terms and conditions as described in any Reallotment Notice, all or part of its pro rata share of the Reallotment Shares described in such Reallotment Notice. Such option shall be exercisable by each Participating Holder by notifying the Company and the Transferor in writing, within ten (10) days after delivery to the Participating Holder of the Reallotment Notice (a “Reallotment Period”). For purposes of this clause (iv), each Participating Holder’s pro rata share of the Reallotment Shares shall be a fraction of the Reallotment Shares, of which the number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) owned by such Participating Holder on the date of the Transfer Notice shall be the numerator and the total number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) held by all Participating Holders on the date of the Transfer Notice shall be the denominator.

(v) On expiration of any Reallotment Period, the Company shall issue a new Reallotment Notice to each of the Preferred Shareholders that have exercised their right of reallotment in such period, and such Preferred Shareholders shall be given an additional right of reallotment under clause (iv) above, unless either (x) the Preferred Shareholders have exercised any rights of first refusal and rights of reallotment with respect to all the Remaining Shares or (y) no Preferred Shareholder shall have exercised its right of reallotment during such Reallotment Period.

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(vi) Each Preferred Shareholder shall be entitled to apportion Remaining Shares to be purchased among its partners and affiliates, provided that such Preferred Shareholder notifies the Transferor of such allocation.

(vii) If any Preferred Shareholder exercises its option under this paragraph (D) to purchase any Remaining Shares, then payment for the Remaining Shares shall be by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed by the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after the expiration of any period for exercise by such Preferred Shareholders of their right of first refusal with respect to the Remaining Shares and all periods for exercise by the Preferred Shareholders of any right of reallotment, unless the Additional Transfer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 2.2(E).

(E) Valuation of Property

(i) Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company (or the Preferred Shareholders) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.

(ii) If the Transferor and the Company (or, failing exercise by the Company of its option under Section 2.2(B), the Preferred Shareholders) cannot agree on such cash value within ten (10) days after the Company’s receipt of the Transfer Notice (or the Preferred Shareholders’ receipt of the Additional Transfer Notice), the valuation shall be made by an appraiser of recognized international reputation and standing selected by the Transferor and the Company (or the Preferred Shareholders) or, if they cannot agree on an appraiser within twenty (20) days after the Company’s receipt of the Transfer Notice (or the Preferred Shareholders’ receipt of the Additional Transfer Notice), each shall select an appraiser of recognized international reputation and standing and the two appraisers shall designate a third appraiser of recognized international reputation and standing, whose appraisal shall be determinative of such value.

(iii) The cost of such appraisal shall be equally borne by the Transferor and the Company, or the Preferred Shareholders as the case may be.

(iv) If the time for the closing of the Company’s purchase (or the Preferred Shareholders’ purchase) has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), such closing shall be held on or prior to the fifth (5th) business day after such valuation shall have been made pursuant to this Section 2.2(E).

2.3 Right of Co-Sale

(A) To the extent the Company and the Preferred Shareholders do not exercise their respective rights of first refusal (and any right of reallotment) as to all of the Offered Shares within the time period stipulated in Section 2.2, then subject to this Section 2.3, the Transferor may sell the Offered Shares as to which the Company and the Preferred Shareholders did not exercise their rights of first refusal (the “Co-Sale Shares”).

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(B) Within fifteen (15) days after expiration of the time for exercise by the Company and the Preferred Shareholders of any rights of first refusal hereunder (and any right of reallotment) in respect of the Offered Shares, the Transferor shall give written notice to each Preferred Shareholder which has not exercised a right of first refusal in respect of the Offered Shares, which notice shall indicate the number of Co-Sale Shares and advise such Preferred Shareholder of its co-sale rights with respect to such Co-Sale Shares. Each such Preferred Shareholder (a “Selling Holder”) that notifies the Transferor in writing within fifteen (15) days after receipt of the co-sale notice shall have a right to participate in any sale by the Transferor of the Co-Sale Shares on the same terms and conditions as specified in the Transfer Notice. Such Selling Holder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Holder wishes to sell under its right to participate.

(C) To the extent one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

(D) Each Selling Holder may elect to sell up to such number of Equity Securities equal to (assuming the exercise, conversion and exchange of any Common Share Equivalents) the product of (i) the number of the Co-Sale Shares, multiplied by (ii) a fraction, the numerator of which is the number of Common Shares (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) owned by the Selling Holder on the date of the Transfer Notice, and the denominator of which is the total number of Common Shares (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) owned by the Transferor and all of the Selling Holders on the date of the Transfer Notice.

(E) Each Selling Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Holder elects to sell; provided, however that if the prospective third-party purchaser objects to the delivery of Equity Securities in lieu of Common Shares, such Selling Holder shall convert such Equity Securities into Common Shares and deliver certificates corresponding to such Common Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(F) The share certificate or certificates that a Selling Holder delivers to the Transferor pursuant to Section 2.3(e) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.

(G) To the extent that any prospective purchaser prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase such shares or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

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2.4 Non-Exercise of Rights

(A) To the extent that the Company and the Preferred Shareholders have not exercised their rights to purchase the Offered Shares within the time periods specified in Section 2.2 and the Preferred Shareholders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 2.3, the Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell the Offered Shares to any third-party transferee identified in the Transfer Notice so long as (i) the terms and conditions (including the purchase price) of such sale are no more favorable than those specified in the Transfer Notice and (ii) such third-party transferee shall have executed a binding instrument, in form and substance acceptable to the holders of a majority of Preferred Shares (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents), assuming all the rights and obligations of the Transferor as a Kanghui Party under this Agreement, including without limitation the obligations under this Section 2 with respect to any transfer of Equity Securities by a Kanghui Party. Within fifteen (15) days of entering into any agreement to sell Offered Shares to a third-party transferee under this Section 2.4, the Transferor shall furnish each Preferred Shareholder with a copy of all agreements relating to such sale.

(B) In the event the Transferor does not consummate the sale or disposition of the Offered Shares or the Remaining Shares within sixty (60) days from the expiration of such rights, the Company’s first refusal rights and the Preferred Shareholders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares or the Remaining Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(C) The exercise or non-exercise of the rights of the Company and the Preferred Shareholders under this Section 2 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Kanghui Parties of Equity Securities or subsequently participate in sales of Equity Securities by the Kanghui Parties hereunder.

2.5 Prohibited Transfers.

(A) In the event any Kanghui Party should sell any Equity Securities in contravention of the co-sale rights of the Preferred Shareholders under Section 2.3 (a “Prohibited Transfer”), the Preferred Shareholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Kanghui Party shall be bound by the applicable provisions of such option.

(B) In the event of a Prohibited Transfer, each Preferred Shareholder shall have the right to sell to the Kanghui Party the type and number of Equity Securities equal to the number of Equity Securities such Preferred Shareholder would have been entitled to transfer to the third-party transferee(s) under Section 2.3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Kanghui Party shall be equal to the price per share paid by the third-party transferee(s) to the Kanghui Party in the Prohibited Transfer. The Kanghui Party shall also reimburse each Preferred Shareholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Preferred Shareholder’s rights under Section 2.

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(ii) Within ninety (90) days after the later of the dates on which the Preferred Shareholder (A) received notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, such Preferred Shareholder shall, if exercising the option created hereby, deliver to the Kanghui Party the certificate or certificates representing shares to be sold under this Section 2.5 by such Preferred Shareholder, each certificate to be properly endorsed for transfer.

(iii) The Kanghui Party shall, upon receipt of the certificate or certificates for the shares to be sold by a Preferred Shareholder, pursuant to this Section 2.5, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in clause (i), in cash or by other means acceptable to the Preferred Shareholder.

(iv) Notwithstanding the foregoing, any attempt by a Kanghui Party to Transfer Equity Securities in violation of this Section 2 shall be void, and the Company agrees it will not effect such a Transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of a majority in interest of the Preferred Shareholders.

2.6 Limitation on Rights of First Refusal and Co-Sale

(A) Notwithstanding the provisions of this Section 2, any Kanghui Party may Transfer, with or without consideration, any Equity Securities to any spouse or member of such Kanghui Party’s immediate family, or to a custodian, trustee, executor, or other fiduciary for the account of such Kanghui Party’s spouse or members of such Kanghui Party’s immediate family, or to a trust for such Kanghui Party’s own self, or a charitable remainder trust, provided that each such transferee or assignee, prior to the closing of the Transfer, shall have executed documents assuming the obligations of such Kanghui Party under this Agreement with respect to the transferred Equity Securities.

(B) Notwithstanding the provisions of this Section 2, the parties hereto acknowledge and agree that the Investors will purchase certain Common Shares from certain Kanghui Parties pursuant to Section 2.4 of the Share Purchase Agreement, and such purchase shall not be deemed as a Transfer under this Section 2.

2.7 Application to Employees. If an employee of the Company Group holds more than two percent (2%) of all the Equity Securities of the Company (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents) pursuant to the Company’s employee share incentive plan, including without limitation the ESOP (as defined in the Share Purchase Agreement), all the restrictions and requirements with respect to the Transfer as set forth in this Section 2 shall apply to him or her. The parties hereto agree that they shall cause the above provisions included in the relevant employee share incentive plan.

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3. Preemptive Right

3.1 General. The Company hereby grants to each Preferred Shareholder a preemptive right to purchase up to a pro rata share of any New Securities which the Company may, from time to time, propose to sell and issue. A Preferred Shareholder’s “pro rata share”, for purposes of this right, shall be determined according to the number of Common Shares owned by such Preferred Shareholder immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents) in relation to the total number of Common Shares outstanding immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents). Each Preferred Shareholder shall have a right of over-allotment such that, if any Preferred Shareholder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Preferred Shareholder’s portion on a pro rata basis within ten (10) days from the date such non-purchasing Preferred Shareholder fails to exercise its right hereunder.

3.2 Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preferred Shareholder written notice (an “Issuance Notice”) of such intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Preferred Shareholder shall have thirty (30) days after any such notice is mailed or delivered to agree to purchase up to such Preferred Shareholder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

3.3 Sales by Company. Upon the expiration of forty (40) days from the Company’s delivery of the Issuance Notice and for sixty (60) days thereafter, the Company may sell any New Securities with respect to which the Preferred Shareholders’ preemptive right under this Section 3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such sixty-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Preferred Shareholders in the manner provided in Section 3.1 above.

4. Drag-Along Right

4.1 Trade Sale. If at any time after the Closing (as defined in the Share Purchase Agreement) there shall be a bona fide offer from a third party to effect a Trade Sale (as defined below), and if so requested by the written notice from the holders of at least two-thirds of the outstanding Preferred Shares (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents), each of the holders of the Equity Securities and their respective assignees shall consent to, enter into any agreement in connection with, and participate in, and use their best efforts to cause all other holders to consent to, enter into any agreement in connection with, and participate in, such Trade Sale; provided that (i) the Preferred Shareholders sending the written notice have approved the terms and conditions of such Trade Sale and have committed to participate in such Trade Sale, (ii) the implied valuation of the Company pursuant to such Trade Sale is at least US$220,000,000, which is two and half (2.5) times the pre-money valuation of the Company in connection with the issuance of Series B Shares under the Share Purchase Agreement (subject to adjustment pursuant to Section 2.3 of the Share Purchase Agreement), and (iii) the terms and conditions (including the purchase price) for the sale of the Equity Securities held by the Preferred Shareholder(s) proposing such Trade Sale are no more favorable than those for the sale of the Equity Securities held by the other shareholders of the Company, provided further that the implied valuation requirement set forth above shall not apply after the third anniversary from the date of the Closing (in which case the valuation of the Company for such Trade Sale shall be no less than the Company’s fair market value). For purpose of this Section 4, “Trade Sale” means either (i) a merger, consolidation or other business combination of the Company Group with or into any other business entity in which the shareholders of the Company Group immediately after such merger, consolidation or business combination hold Equity Securities representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company Group.

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4.2 Transfer of Preferred Shares. If at any time after the Closing the holders of at least two-thirds of the outstanding Preferred Shares (assuming the exercise, conversion or exchange of all then outstanding Common Share Equivalents) propose to Transfer all their Preferred Shares to a bona fide third party, upon the written request from such Preferred Shareholders, each of the holders of the Equity Securities and their respective assignees shall consent to, enter into any agreement in connection with, and participate in, and use their best efforts to cause all other shareholders of the Company to consent to, enter into any agreement in connection with, and participate in, the Transfer of all their Equity Securities to such third party on the same terms and conditions as applicable to the Transfer by the Preferred Shareholder proposing such Transfer; provided that the implied valuation of the Company pursuant to such Trade Sale is at least US$220,000,000, which is two and half (2.5) times the pre-money valuation of the Company in connection with the issuance of Series B Shares under the Share Purchase Agreement (subject to adjustment pursuant to Section 2.3 of the Share Purchase Agreement), provided further that the implied valuation requirement set forth above shall not apply after the third anniversary from the date of the Closing (in which case the valuation of the Company for such Trade Sale shall be no less than the Company’s fair market value).

4.3 Additional Undertaking. It is agreed that in connection with a transaction contemplated in Section 4.1 or 4.2 above, each of the holders of the Equity Securities will be required to make customary representations and warranties with respect to such transaction, obtain any consents or approvals that can be obtained without significant expenses and pay its pro rata share of expenses incurred in connection with such transaction.

5. Assignment and Transfers. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of any Preferred Shareholder hereunder are only assignable (i) by such Preferred Shareholder to any other Preferred Shareholder, (ii) to a partner or affiliate of such Preferred Shareholder, or (iii) to an assignee or transferee who acquires Equity Securities held by such Preferred Shareholder and holds such aggregate number of Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) after the assignment or transfer as are equivalent to 600,000 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like), and each such assignee shall execute a joinder agreement and become a party to this Agreement as a Preferred Shareholder. Except as provided above or as otherwise required herein, this Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without written consent of the other parties.

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6. Legend. Each existing or replacement certificate for shares now owned or hereafter acquired by the Kanghui Parties shall bear the following legend upon its face:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

The above restrictions on share transfer should also be recorded in a notation on the share register in the Company’s stock books.

7. Miscellaneous

7.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without giving effect to the principles of conflicts of law thereunder.

7.2 Dispute Resolution.

(A) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(B) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be a single arbitrator. If the parties do not agree to appoint an arbitrator who has consented to participate within thirty (30) days after a notice of arbitration, the relevant appointment shall be made by the Secretary General of the Centre.

(C) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 7.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 7.2 shall prevail.

(D) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of the State of New York and shall not apply any other substantive Law.

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(E) Each party to arbitration hereunder shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(F) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(G) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

7.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company, (b) the Kanghui Parties that hold a majority of the issued and outstanding Common Shares then held by all the Kanghui Parties, (c) the holders of at least two-thirds (2/3) of the issued and outstanding Series A Shares and (d) the holders of at least a majority of the issued and outstanding Series B Shares; provided that if any modification, change, discharge or termination adversely affects any right, privilege or power specifically provided herein for any specific party hereto, it cannot be made without first obtaining the consent from such party, unless such modification, change, discharge or termination affects all holders of the same class of shares held by such party in the same fashion.

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7.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable Laws. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

7.8 Entire Agreement. Subject to Section 7.16, this Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement, and any prior or contemporaneous agreement, discussion, understanding or correspondence among the parties (including any prior representations or warranties given by the parties) regarding the subject matter of this Agreement is superseded by this Agreement. In addition, by executing this Agreement, each of the Other Existing Shareholders hereby waives the preemptive right it is entitled to under the Prior Agreement with respect to the issuance of the Series B Shares pursuant to the terms of the Share Purchase Agreement.

7.9 Further Assurances. From and after the date hereof, the parties hereto shall execute and deliver such instruments, documents or other writings, and shall take such further actions, as may be reasonably necessary or desirable to carry out and to effectuate fully the intent and purpose of this Agreement.

7.10 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

7.11 Interpretation. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars are to currency of the United States of America.

7.12 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

7.13 No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

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7.14 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at Law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at Law or in equity.

7.15 Termination of Rights. Preferred Shareholders’ rights of first refusal, co-sale, drag-along and preemptive rights set forth herein shall terminate upon the closing of a Qualified IPO.

7.16 Prior Agreement.

(A) The parties acknowledge that the Kanghui Parties, the Other Existing Shareholders, the Company and Shen Jiankai and Shi Wenmei (the “Minority Shareholders”) entered into a Right of First Refusal and Co-sale Agreement on July 10, 2006 (the “Prior Agreement”). The parties agree that in case of the discrepancy between this Agreement and the Prior Agreement in relation to the rights and obligations among the parties hereto, the provisions of this Agreement shall prevail among the parties hereto. The Company, the Kanghui Parties and the Other Existing Shareholders hereby undertake that they shall cause the Prior Agreement to be terminated immediately after the Minority Shareholders (or their respective successors and assigns) join this Agreement or no longer are shareholders of the Company.

(B) The Company, the Kanghui Parties and the Other Existing Shareholders hereby further undertake that, to the extent permissible under applicable laws, in the event that the Minority Shareholders violate any applicable provisions of the Prior Agreement and the Memorandum and Articles of Association of the Company (as amended and restated from time to time) (the “Restated Memorandum and Articles”) with respect to the subject matter hereof, upon the written request of the Investors holding a majority of the issued and outstanding Series B Shares, they shall duly enforce their rights under the Prior Agreement against the Minority Shareholders pursuant to the terms and conditions of the Prior Agreement and the Restated Memorandum and Articles .

(C) The parties further agree that regardless of the existence of the Prior Agreement, the operation of this Agreement shall have the same effect among the parties hereto as if the Minority Shareholders were parties hereto and bound by the terms of this Agreement.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

CHINA KANGHUI HOLDINGS

By:
Name:
Capacity:

Contact Address:
No. 1-8, Tianshan Road
Xinbei District, Changzhou City
Jiangsu Province,
P.R. China

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Kanghui Parties:

By:	/s/ JIANG YIKANG
JIANG YIKANG

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ ZHAO GANG
ZHAO GANG

Contact Address:
No. 59-3, Dongxiatang
Changzhou, Jiangsu
P.R. China

By:	/s/ JIANG JIANHUA
JIANG JIANHUA

Contact Address:
No. 1 Dashuxia, Jiangjiacun
Beigang Street
Zhonglou District, Changzhou
Jiangsu, P.R. China

By:	/s/ JIANG HUIYING
JIANG HUIYING

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ JIANG ZHENYU
JIANG ZHENYU

Contact Address:
Room 501, Unit Jia
Block 9
Huaide Yuan, Zhonglou District
Changzhou, Jiangsu
P.R. China

By:	/s/ DU JUN
DU JUN

Contact Address:
No. 1 Lao Jie Street
Jinfeng Zhen, Zhangjia Gang
Jiangsu, P.R. China

By:	/s/ DU TINGTING
DU TINGTING

Contact Address:
No. 3 Yizheng Road
Zhenjiang Jiangsu
P.R. China

By:	/s/ TAN YU
TAN YU

Contact Address:
No. 8 Chitang Yan
Changzhou, Jiangsu
P.R. China

By:	/s/ ZHOU HUA
ZHOU HUA

Contact Address:
No. 35 Shenjia Street
Shenjia Cunwei, Niutang Zhen
Wujin, Jiangsu
P.R. China

By:	/s/ YANG XIAOHUI
YANG XIAOHUI

Contact Address:
No. 125 Longhutang East Street
Xinbei Disrtict, Changzhou
Jiangsu, P.R. China

By:	/s/ XU MEIZHEN
XU MEIZHEN

Contact Address:
Room 1201, No. 67
2518 Longhua Road
Xuhui District, Shanghai
P.R. China

By:	/s/ WANG JINGBO
WANG JINGBO

Contact Address:
APT BLK 286C
TOH GUAN Road #13-24
Singapore

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

in the capacity of Other Existing Shareholders and Investors:

IDG-ACCEL CHINA GROWTH FUND L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong

IDG-ACCEL CHINA GROWTH FUND-A L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong

IDG-ACCEL CHINA INVESTORS, L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Capacity:	Authorized Signatory

Contact Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

in the capacity of Other Existing Shareholders and Investors:

TDF CAPITAL CHINA II, LP

By:	/s/ David Su
	Name:	David Su
	Capacity:	Partner

Contact Address:
c/o TDF Capital LLC
Unit 2505, K. WAH Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

TDF CAPITAL ADVISORS, LP

By:	/s/ David Su
	Name:	David Su
	Capacity:	Partner

Contact Address:
c/o TDF Capital LLC
Unit 2505, K. WAH Center
1010 Huaihai Zhong Road
Shanghai 200031, PRC

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investor:

SIG CHINA INVESTMENTS ONE, LTD.

By:
Name:
Capacity:

Contact Address:
Suite 5711, Plaza 66
1266 Nanjing Road (W)
Shanghai 200040

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Investor:

CDH VENTURE CAPITAL LIMITED

By:
Name:
Capacity:

Contact Address:
2601, 26/F, Lippo Centre Tower Two,
89 Queensway
Hong Kong

SCHEDULE A

PART A

KANGHUI PARTIES

Jiang Yikang

Zhao Gang

Jiang Jianhua

Jiang Huiying

Jiang Zhenyu

Du Jun

Du Tingting

Tan Yu

Zhou Hua

Yang Xiaohui

Xu Meizhen

Wang Jingbo

PART B

OTHER EXISTING SHAREHOLDERS

IDG-Accel China Growth Fund L.P.

IDG-Accel China Growth Fund-A L.P.

IDG-Accel China Investors L.P.

TDF Capital China II, L.P.

TDF Capital Advisors, L.P.

PART C

INVESTORS

SIG China Investments One, Ltd.

IDG-Accel China Growth Fund L.P.

IDG-Accel China Growth Fund-A L.P.

IDG-Accel China Investors L.P.

TDF Capital China II, L.P.

TDF Capital Advisors, L.P.

CDH Venture Capital Limited

EXHIBIT D

MANAGEMENT RIGHTS LETTERS

                    , 2008

CDH VENTURE CAPITAL LIMITED

2601, 26/F, Lippo Centre Tower Two, 89 Queensway, Hong Kong

Re:	Management Rights

Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of Series B Shares of China Kanghui Holdings (the “Company”) pursuant to the Share Purchase Agreement dated as of January 3, 2008 among the parties thereof (the “Share Purchase Agreement”), CDH VENTURE CAPITAL LIMITED (the “Investor”) shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights and other rights specifically provided to all investors in the Transaction Documents (as defined in the Share Purchase Agreement):

The Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Investor regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

The Investors may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

If the Investor is not represented on the Company’s Board of Directors, the Company shall give a representative of the Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board of Directors with respect to the Investor’s concerns regarding significant business issues facing the Company.

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The rights described herein shall terminate and be of no further force or effect upon (a) the consummation of the sale of the Company’s securities in connection with a firm-commitment underwritten initial public offering of the Common Shares of the Company on the New York Stock Exchange, the Nasdaq Stock Market’s National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company’s Board of Directors (b) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of the Company in a different jurisdiction or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor.

Very truly yours,

CHINA KANGHUI HOLDINGS

By:
		Title:	Director

AGREED AND ACCEPTED:

CDH VENTURE CAPITAL LIMITED

By:
Title:	Authorized Signatory

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